UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

 ZEBRA TECHNOLOGIES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear

Stockholder

April 5, 2018

Please join us for the Zebra Technologies Corporation 2018 Annual Meeting of Stockholders. We will hold the meeting at 10:30 a.m., Central Time, on Thursday, May 17, 2018, at our headquarters at 3 Overlook Point, Lincolnshire, Illinois 60069.

At the annual meeting, stockholders will be asked to vote on each of the four proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the annual meeting and follow this letter.

Beginning with this proxy statement, we are pleased to take advantage of rules and regulations adopted by the Securities and Exchange Commission allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that the e-proxy process will expedite stockholders’ receipt of proxy materials and reduce the costs and environmental impact of our Annual Meeting of Stockholders. On April 5, 2018, we began mailing a Notice of Internet  Availability of Proxy Materials to our stockholders containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, as well as instructions regarding how to receive paper copies of these documents if you prefer.

Your vote on the matters to be considered at the annual meeting is important, regardless of the size of your holdings. Whether or not you plan to attend the meeting, we urge you to vote your shares as soon as possible via the Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided, or may request a proxy card to complete, sign, and date and return by mail. By voting in advance of the meeting, you can ensure your shares will be represented and voted at the meeting, and you will spare Zebra the expense of a follow-up mailing. Even if you vote before the meeting you may still attend the meeting and vote in person.

Sincerely,

Michael A. Smith	Anders Gustafsson
Chairman	Chief Executive Officer

Notice of

Annual Meeting

of Stockholders

Meeting Information

MAY 17, 2018

10:30 a.m., Central Time

Zebra Technologies Corporation
Three Overlook Point
Lincolnshire, Illinois 60069
(847) 634-6700

To the Stockholders of Zebra Technologies Corporation:

The Annual Meeting of Stockholders of Zebra Technologies Corporation will be held at 10:30 a.m., Central Time, on Thursday, May 17, 2018, at our headquarters at 3 Overlook Point, Lincolnshire, Illinois 60069, for the following purposes:

(1)	To elect the three Class I directors named in the proxy statement with terms to expire in 2021;
(2)	To hold an advisory vote to approve the compensation of our named executive officers;
(3)	To approve our 2018 Long-Term Incentive Plan;
(4)	To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2018; and
(5)	To conduct other business if properly presented.

The proxy statement more fully describes the proposals. Only holders of record of common stock at the close of business on March 23, 2018 are entitled to vote at the meeting.

Jim Kaput Corporate Secretary Lincolnshire, Illinois April 5, 2018
Review your proxy statement and vote in one of four ways:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
Visit www.proxyvote.com	Call 1-800-690-6903	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in Lincolnshire, IL See page 5 for instructions on how to attend

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 17, 2018
Our proxy statement and 2017 Annual Report to Stockholders are available at: https://materials.proxyvote.com/989207
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Table

of Contents

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Proxy Statement

We are providing you with these proxy materials in connection with the solicitation by Zebra’s Board of Directors of proxies for our 2018 Annual Meeting of Stockholders. We will hold the annual meeting at 10:30 a.m., Central Time, on Thursday, May 17, 2018, at our headquarters at 3 Overlook Point, Lincolnshire, Illinois 60069.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials was first mailed on or before April 5, 2018 to all stockholders of record as of March 23, 2018, the record date.

This proxy statement contains important information regarding our annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Zebra” or the “Company” refers to Zebra Technologies Corporation.

Questions and Answers About the Annual Meeting and These Proxy Materials

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The following matters will be voted on at the meeting:

●	Proposal 1: To elect the three Class I directors named in this proxy statement with terms to expire in 2021;

●	Proposal 2: To hold an advisory vote to approve the compensation of our named executive officers;

●	Proposal 3: To approve our 2018 Long-Term Incentive Plan;

●	Proposal 4: To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2018; and

●	Such other business if properly presented or any adjournment or postponement of the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Zebra’s Board recommends that you vote:

●	FOR the election of the three directors nominated by our Board and named in this proxy statement, consisting of three Class I Directors with terms expiring in 2021;

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

●	FOR the approval of the 2018 Long-Term Incentive Plan; and

●	FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2018.

WILL THERE BE ANY OTHER ITEMS OF BUSINESS ON THE AGENDA?

If any other items of business or other matters are properly brought before the annual meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their judgment. Because the deadlines for stockholder proposals and nominations have passed, we do not expect any items of business to be brought before the annual meeting other than the items described in this proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our Class A common stock at the close of business on March 23, 2018, the record date, may vote at the meeting. We refer to the holders of our Class A common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of Class A common stock held as of the record date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

You may own shares directly in your name as a stockholder of record, which includes shares for which you have certificates. If your shares are registered directly in your name, you are the holder of record of those shares and you have the right to give your voting proxy directly to us or to vote in person at the meeting.

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You may also own shares indirectly through a broker, bank or other holder of record. If you hold your shares indirectly, you hold the shares in “street name” and are a beneficial holder. As a beneficial holder, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

DO I HAVE TO DO ANYTHING IN ADVANCE IF I PLAN TO ATTEND THE ANNUAL MEETING IN PERSON?

An individual who is a beneficial owner of Class A common stock must bring to the meeting a legal proxy from the organization that holds the shares or a brokerage statement showing ownership of shares as of the close of business on the record date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the record date and are authorized to vote on behalf of the institution.

DO I HAVE ELECTRONIC ACCESS TO THE PROXY MATERIALS AND ANNUAL REPORT?

For holders of record, we are pleased to offer the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as our annual report and the proxy statement, you can access stockholder communications as soon as they are available without waiting for them to arrive in the mail. Holders of record can also reduce the number of documents in their personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. If you are a holder of record and would like to receive stockholder communications electronically in the future, please contact Computershare at 800-522-6645 or 201-680-6578. Enrollment is effective until cancelled.

Beneficial holders should refer to the information provided by the broker, bank or other institution that is the holder of record for instructions on how to elect to receive proxy statements and annual reports via the Internet. Most stockholders who hold their stock through a broker, bank or other holder of record and who have electronic access will receive an e-mail message containing the Internet address to use to access our proxy statement and annual report.

WHY DID I RECEIVE A ONE-PAGE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED MATERIALS?

Pursuant to rules adopted by the SEC, we have made these proxy materials available via the Internet and have elected to use the SEC’s notice and access rules for soliciting proxies. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to all stockholders as of the record date. All stockholders may access these proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials. Stockholders may also request to receive a printed set of these proxy materials. Instructions on how to access these proxy materials via the Internet and how to request a printed copy can be found in the Notice of Internet Availability of Proxy Materials. Additionally, by following the instructions in the Notice of Internet Availability of Proxy Materials, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. As noted above, choosing to receive your future proxy materials by e-mail will save Zebra the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting Computershare by phone at 1-800-522-6645 or 201-680-6578 or by mail to P.O. Box 30170, College Station, Texas 77845. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the number or address shown above.

HOW DO I VOTE MY SHARES?

Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

If you are a holder of record, you may vote your shares in any of the following ways:

●	by telephone – You may vote your shares by calling the toll-free telephone number on the Notice of Internet Availability of Proxy Materials or your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Time, on May 16, 2018. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need mail a proxy card.

●	via the Internet – You may vote your shares via the website http:// www.proxyvote.com. You may vote via the Internet 24 hours a day through 11:59 p.m., Eastern Time, May 16, 2018. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote via the Internet, you do not need to mail a proxy card. You may incur costs such as telephone and Internet access charges if you vote via the Internet.

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●	by mail – If you received your proxy materials by mail, you may vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

●	in person at the annual meeting – If you choose not to vote by telephone, via the Internet or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, via the Internet or by mail. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds the shares or a brokerage statement showing ownership of shares as of the close of business on the record date.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

If you are the holder of record, you may revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Corporate Secretary, (2) submit a later-dated proxy to our Corporate Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting. If you are a beneficial owner of shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

Our Board has appointed Michael A. Steele and Jim L. Kaput to serve as the proxies for the meeting. Mr. Steele is Vice President, Investor Relations, of Zebra. Mr. Kaput is Senior Vice President, General Counsel and Corporate Secretary, of Zebra. By giving us your proxy, you are authorizing the proxies to vote, jointly or individually, your shares in the manner you indicate.

If you are a holder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	FOR the election of three directors nominated by our Board and named in this proxy statement as Class I directors with terms to expire in 2021 (Proposal 1);

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);

●	FOR the approval of the 2018 Long-Term Incentive Plan (Proposal 3);

●	FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2018 (Proposal 4); and

●	In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if he or she has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. If you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the meeting.

WHAT CONSTITUTES A QUORUM, AND WHY IS A QUORUM REQUIRED?

A quorum is necessary to hold a valid meeting of stockholders. If stockholders holding a majority of the voting power of the stock issued and outstanding and entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by Zebra are not voted and do not count for quorum purposes. On March 23, 2018, we had 53,360,729 shares of Class A common stock outstanding, meaning that 26,680,365 shares of Class A common stock must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a proxy or vote at the meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the meeting may adjourn the meeting to a later date.

To assure the presence of a quorum at the meeting, and even if you plan to attend the meeting, please vote your shares by toll-free telephone or via the Internet or, if you received your proxy materials by mail, complete, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

WHAT IS THE EFFECT OF A BROKER NON-VOTE?

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting. Thus, a broker non-vote will not affect our ability to obtain a quorum. Broker non-votes will not have any effect on the outcome of any proposal to be voted on at the meeting.

WHAT IS THE VOTE REQUIRED FOR EACH PROPOSAL?

Nominees for director are elected by a plurality of the votes cast; however, each nominee who is elected by a plurality vote who does not receive a majority vote will have his or her resignation from the Board considered in accordance with Zebra’s Corporate Governance Guidelines. A “majority vote” means that the number of votes cast in favor of a nominee must exceed the number of votes withheld with respect to that nominee. Zebra has a

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resignation process with respect to uncontested elections of directors if a nominee does not receive a majority vote for election to the Board. Prior to making these proxy materials available, each nominee for director submits a binding but contingent letter of resignation. If a nominee is then elected by a plurality vote but does not receive a majority vote, the nominee will have his or her resignation considered by the Nominating and Governance Committee in light of the best interests of Zebra and its stockholders. The Nominating and Governance Committee will make a recommendation to the Board concerning the acceptance or rejection of the resignation(s).

In any contested election, nominees for director will continue to be elected by a plurality of the votes cast without a contingent resignation to be considered by the Board conditioned on receipt of a majority vote. A “contested election” means an election of directors (i) for which the Corporate Secretary of Zebra has received a notice that a stockholder has nominated a person for election to the Board in compliance with Zebra’s Amended and Restated By-Laws and (ii) such nomination has not been withdrawn at least five days prior to the date Zebra first makes these proxy materials available to stockholders. Neither abstentions nor broker non-votes count as votes cast.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of three Class I directors with terms expiring in 2021	Plurality of votes cast with resignation process if majority vote not achieved	No
Proposal 2 – Advisory vote to approve named executive officer compensation	Majority of the votes cast for or against	No
Proposal 3 – Approve our 2018 Long-Term Incentive Plan	Majority of the votes cast for or against	No
Proposal 4 – Ratify the appointment of Ernst & Young LLP as our independent auditors for 2017	Majority of the votes cast for or against	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The three nominees receiving the most FOR votes will be elected. A properly executed proxy that is marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three nominees for director and stockholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, your abstention will not affect the vote on the proposal since the proposal requires approval of a majority of the votes cast for or against.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED OR POSTPONED?

Your proxy will still be effective and will be voted at the rescheduled annual meeting. You will still be able to change or revoke your proxy until it is voted.

WHO IS PAYING FOR THE COSTS OF THIS PROXY SOLICITATION?

We will bear the expense of soliciting proxies. We have retained Alliance Advisors LLC to solicit proxies for a fee of $16,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Zebra personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

HOW CAN I FIND THE RESULTS OF THE ANNUAL MEETING?

Preliminary results will be announced at the meeting. Results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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Corporate Governance

Corporate Governance Policies

Zebra believes that strong corporate governance practices help create long-term value for our stockholders. Our key governance policies, listed below, provide the framework for our corporate governance and assist the Board in fulfilling its duty to stockholders. Our commitment to these policies is vital to ensuring Zebra is managed and monitored in a responsible and value-driven manner.

●	The Corporate Governance Guidelines address matters relating to the composition and operations of the Board of Directors

●	The Code of Business Conduct applies to directors, officers, and employees, and addresses matters such as conflicts of interest, confidentiality, and fair dealing

●	The Code of Ethics for Senior Financial Officers applies to our CEO, Chief Financial Officer, and Chief Accounting Officer, and addresses matters such as compliance with laws and regulations

The Board reviews (and if necessary, modifies) these policies periodically to ensure they reflect sound corporate governance policies and practices. The Corporate Governance Guidelines were amended in November 2017.

All of these documents are available on Zebra’s website at http://www.zebra.com under “About Zebra-Investor Relations-Governance-Governance Documents.”

Selecting Nominees for the Board

HOW WE FIND POTENTIAL DIRECTORS

The Nominating and Governance Committee of our Board of Directors is responsible for identifying individuals who are qualified to serve as directors and for recommending candidates. The Nominating and Governance Committee relies on several sources to identify potential directors, including referrals from current Board members and management, suggestions from stockholders, and individual self-nominations. From time to time, the Nominating and Governance Committee engages a search firm to identify prospective candidates for director.

Consideration of potential Board members typically involves a series of internal discussions, review of the candidates’ qualifications, and interviews with promising candidates. Candidates from all sources are evaluated in the same way and are subject to the same standards.

WHAT WE LOOK FOR IN POTENTIAL DIRECTORS

We believe that Board candidates must exhibit certain minimum characteristics: sound judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of board members and management. In addition, our Board members should be independent thinkers, articulate and intelligent, and be able to commit time and attention to Zebra’s business. The Nominating and Governance Committee’s charter sets forth other important criteria, including experience as a board member of another publicly-traded company; experience in industries, global businesses or with technologies relevant to Zebra; accounting or financial reporting experience; independence; and diversity of race, gender, nationality and ethnicity.

Each year the Nominating and Governance Committee reviews the performance of current directors whose terms will expire at the upcoming annual meeting of stockholders. When deciding whether to nominate an existing director for re-election, the Nominating and Governance Committee will confirm that the director still meets the criteria described above, but also will consider matters such as whether the director:

●	represents stockholder interests in Board deliberations,

●	demonstrates loyalty to Zebra,

●	attends meetings regularly,

●	keeps abreast of corporate and industry changes,

●	prepares effectively for meetings with Board members and senior management,

●	communicates effectively at Board and committee meetings and with senior management,

●	supports the deliberative process as a team member (e.g., is courteous, respectful, and constructive),

●	challenges the Board and management to set and achieve goals, and

●	possesses special characteristics that contribute to effectiveness as a Board member.

Although the Board does not have a specific diversity policy, it considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating Board candidates and in nominating existing directors for re-election. The Board views diversity as an important factor because the

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Board believes that a variety of points of view contributes to a more effective decision-making process. When recommending Board candidates for election or re-election by stockholders, the Board and Nominating and Governance Committee focus on how the experience and skillset of each Board candidate complements those of fellow candidates and members of the Board to create a balanced Board with diverse viewpoints and deep expertise.

The Board does not endorse a mandatory retirement age, term limits, or automatic re-nomination to serve as a director. The Board believes that Board and committee self-evaluation processes are the most effective means of assisting it in determining whether a director should continue to serve in that capacity. The Board assesses its contribution as a whole and identifies areas in which improvements may be made.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ listing rules, a majority of our directors must be independent. Under NASDAQ listing rules, a director does not qualify as independent unless the Board affirmatively determines that the director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In February 2018, the Nominating and Governance Committee reviewed the independence of all Zebra directors and determined, and the Board formally approved, that each director, except Anders Gustafsson, our Chief Executive Officer, is independent under NASDAQ listing rules, and that no director other than Mr. Gustafsson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board may be led by an independent Chairman or the roles of Chairman and Chief Executive Officer may be combined. When the CEO also serves as Chairman, the Corporate Governance Guidelines provide that the independent directors must appoint an independent lead director.

Michael Smith has served as an independent director since 1991, and as our independent Chairman since 2007. In that capacity, Mr. Smith presides at all meetings of stockholders and of the Board, including executive sessions of the whole Board and of the independent directors. Mr. Smith’s other duties include advising the CEO of matters discussed in executive sessions when appropriate, and approving Board agenda items. We believe that separating the positions of Chairman and CEO allows our CEO to focus on the strategic, operational, and financial matters necessary to operate Zebra’s business. Mr. Smith provides independent leadership that reflects his experience with Zebra and the operation and history of the Board.

Executive Sessions

The Board and its committees regularly meet in executive session with and without the CEO.

Limitation on Service on Other Boards

The Corporate Governance Guidelines limit to four the number of other publicly traded for-profit boards on which a non-employee director may serve. Employee directors and executive officers are limited to service on the board of one for-profit entity other than Zebra, as approved by the Chairman.

Director Development

Directors are provided with continuing education, including business-specific learning opportunities through site visits and briefing sessions on topics that are relevant to Zebra. Directors are also encouraged to attend additional continuing education programs designed to enhance the performance of individual directors and the Board as a whole. Zebra reimburses the costs of continuing director education programs. For new directors, Zebra provides an orientation and on-boarding to familiarize them with the company, Zebra’s corporate governance practices, and the role and responsibility of a director and of the board of directors generally.

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Stock Ownership Guidelines

Zebra’s Stock Ownership Guidelines for executive officers and non-employee directors impose the following “multiple of pay” stock ownership requirements:

	Must hold the lesser of:
Covered Participant	Multiple of Pay		Number of Shares
Chief Executive Officer	5x annual base salary	or	100,000
Executive Vice President	4x annual base salary	or	30,000
Senior Vice President	3x annual base salary	or	20,000
Vice President	1x annual base salary	or	10,000
Non-Employee Directors	5x annual board cash retainer	or	10,000

Directors and covered executives have five years after becoming subject to the Stock Ownership Guidelines to satisfy the applicable threshold ownership level. Until that ownership requirement is attained, directors and covered executives must retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award. The Stock Ownership Guidelines are available on our website at http://www.zebra.com under “About Zebra-Investor Relations-Governance-Governance Documents.”

In February 2018, the Compensation Committee reviewed compliance with the Stock Ownership Guidelines as of December 31, 2017, for all incumbent directors and executive officers. Except for Mr. Desai, who joined the Board in December 2015, all of our non-employee directors satisfied the applicable stock ownership level. Except for Mr. Schmitz, who joined Zebra as our Chief Marketing Officer in February 2016, each of Zebra’s executive officers satisfied the applicable stock ownership level.

Oversight of Risk Management

The goal of our risk-management program is to provide reasonable assurance that a controllable risk will not have a material or significant adverse effect on Zebra. As set forth in our Corporate Governance Guidelines, the Board is responsible for the oversight of risk management. This responsibility is discharged primarily through the Audit Committee.

The Audit Committee receives regular reports from internal audit and from a risk committee made up of management employees regarding the identification and management of risk in our businesses. Until it was dissolved in August 2017, the Information Technology Committee was responsible for the oversight of risk specifically related to information technology. That responsibility has now been assumed by the Audit Committee. The Compensation Committee is responsible for the oversight of risk related to our compensation policies and practices.

The Audit Committee and the Compensation Committee report regularly to the Board regarding their oversight roles, and the Board regularly discusses significant risks facing Zebra. Management categorizes identified risks for more efficient analysis as follows:

●	market risks include economic environment, competitive landscape, and currency/foreign exchange rates;
●	strategic risks include succession planning, corporate governance, and strategic vision;
●	operational risks include distribution, logistics, sales, and information technology (e.g., cybersecurity and business continuity);
●	financial risks include tax, accounting, information technology, and liquidity; and
●	legal and compliance risks include international trade, anti-bribery, product compliance, international laws and regulations, and litigation.

Management assesses identified risks that may be controlled by looking at the potential impact on Zebra, the likelihood of occurrence, and Zebra’s level of risk exposure. Management cannot control market risks like general economic conditions, but these risks are evaluated against Zebra’s activities to manage our exposure.

Risks arising out of Zebra’s compensation policies and practices may, depending on the actions or behavior encouraged, be categorized as strategic, operational, financial, or legal and compliance risks. Management conducts an annual assessment of the risks arising out of Zebra’s compensation policies and practices. Management reviewed each significant element of compensation for the purpose of determining whether that element — including any related performance goals and targets — encourages identifiable risk-taking behavior and whether any identified risks could have a material adverse effect on Zebra. As part of this review, management considers whether our compensation plan is designed to mitigate or cap risk, including features such as compensation caps under the Zebra Incentive Plan. In February and March 2017, management reviewed base salaries, the 2017 Zebra Incentive Plan, and equity awards granted under the 2015 Long-Term Incentive Plan. Based on this review, management prepared a report and discussed with the Compensation Committee its determination that our policies and practices are not reasonably likely to have a material adverse effect on Zebra.

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Related-Party Transactions

Zebra’s Related Party Transactions Policy applies to any transaction, arrangement or relationship in which Zebra and any related person are parties. For this purpose, a “related person” is a director or executive officer, their immediate family members, entities in which a director, executive officer or immediate family member is a partner or has a 10% or greater beneficial interest, and beneficial owners of more than 5% of our common stock and their immediate family members.

Our General Counsel and Audit Committee administer the Related Party Transactions Policy. If the General Counsel determines that a proposed transaction is a related-party transaction and thus is subject to the policy, then the Chairman of the Audit Committee or the full Audit Committee will review the proposed transaction to determine if it should be approved. The Related Party Transactions Policy provides that all relevant available facts and circumstances should be considered, including: (i) the benefits to Zebra; (ii) the impact on a director’s independence in cases where the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the related person’s interest in the transaction; (v) the terms of the transaction; and (vi) the terms available to unrelated third parties or to employees generally.

At the end of each fiscal quarter, we conduct a related party survey that requires each director and executive officer to identify (a) all related parties, which includes family members and entities in which such director, executive officer or any family member has an ownership interest or for which such director, executive officer, or any family member serves as a director or officer, and (b) any transactions between Zebra and such related parties.

Compliance Reporting

Zebra maintains a compliance hotline and website to provide a confidential means for employees or other interested individuals to communicate concerns to management or the Board, including concerns regarding accounting, internal controls or audit matters, and compliance with laws, regulations, policies or the Code of Business Conduct. Our Chief Compliance Officer reports regularly to the Audit Committee on our Compliance and Ethics Program, including information about the communications received via the compliance hotline and website.

Communications with the Board

Any stockholder who would like to contact our Board may do so by writing to our Corporate Secretary at Three Overlook Point, Lincolnshire, Illinois 60069. Communications received in writing will be distributed to the appropriate members of the Board, depending on the content of the communication received.

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Proposal 1	Election of Directors

The Board of Directors currently consists of eight directors. Seven of our directors are independent under NASDAQ listing requirements; the eighth director is Zebra’s CEO. Each of the nominees currently serves as a director of Zebra.

Our Board of Directors is divided into three classes with staggered three-year terms. Every year we elect one class. We are asking stockholders to re-elect our three Class I directors, whose terms expire this year. If elected, Chirantan Desai, Richard L. Keyser, and Ross W. Manire will serve for a three-year term expiring at the 2021 annual meeting and until their successors are elected and qualified.

All three nominees have consented to stand for election and to serve if elected. However, if at the time of the annual meeting any nominee is unable or declines to serve, the individuals named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees recommended by the Board or vote to allow the vacancy to remain open until filled by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF CHIRANTAN DESAI, RICHARD L. KEYSER AND ROSS W. MANIRE TO SERVE AS CLASS I DIRECTORS OF ZEBRA.

The following table sets forth information regarding the nominees for Class I Directors and the remaining directors.

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Nominees for Class I Director

CHIRANTAN “CJ” DESAI

Class I Director

Independent

Director since: 2015

Age: 47

Committees: Compensation

Mr. Desai is Chief Product Officer at ServiceNow, a cloud computing company. From 2013 to 2016, Mr. Desai served as President of the Emerging Technologies Division at EMC. In this role, he oversaw research and development and new product launches, and helped grow new businesses. Prior to working at EMC, Mr. Desai was Executive Vice President at Symantec, where he led the firm’s Information Management Group. In this role, Mr. Desai was responsible for a $3 billion business and a team of approximately 4,000 people. Previously, Mr. Desai was responsible for the Endpoint Security and Mobility group at Symantec, where he became the go-to security expert for top enterprises. Earlier in his career, Mr. Desai built and ran offshore businesses in Bangalore, India for Oracle and Pivotal through which he developed best practices in product development and go-to-market strategy. He began his career with Oracle and was a key member of the team that launched Oracle’s first cloud services.

Mr. Desai provides value to our Board by being a strategic thinker with an affinity for innovation. He also has deep expertise in software and best practices in product development and go-to-market strategy, especially for enterprise clients similar to those Zebra supports.

RICHARD L. KEYSER

Class I Director
Independent
Director since: 2008

Age: 75
Committees: Compensation (Chair)
and Nominating and
Governance Committee

Mr. Keyser spent much of his career at W.W. Grainger, Inc., an international distributor of maintenance, repair and operating supplies. He served as President and Chief Operating Officer from 1994 to 1995, Chairman and Chief Executive Officer from 1995 until 2008, Chairman from 2008 to 2009, and Chairman Emeritus from 2009 to 2010. Prior to joining Grainger in 1986, Mr. Keyser held positions at NL Industries and Cummins Engine Company.

Mr. Keyser serves as a trustee of the Shedd Aquarium, a trustee of the Field Museum of Natural History, a director of the US Naval Academy Foundation, and chairman of the National Merit Scholarship Corporation. In 2010, Mr. Keyser was honored as the National Association of Corporate Directors 2010 Public Company Director of the Year based on his unwavering commitment to integrity, informed judgment, and performance.

Mr. Keyser has decades of experience with distributor and reseller channels, the primary means by which Zebra sells its products. His background provides significant strategic and operational benefits to Zebra.

ROSS W. MANIRE

Class I Director

Independent

Director since: 2003

Age: 66

Committees: Audit (Financial Expert)
and Nominating and
Governance Committee

Mr. Manire founded ExteNet Systems, Inc., a wireless networking company, and has served as President and Chief Executive Officer since 2002. He was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from 2000 to 2002, and President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics, in 2000. Prior to joining Chatham Technologies, Mr. Manire was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics from 1991 to 1997, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its 1997 merger with 3Com. From 1989 to 1991, Mr. Manire was a partner in Ridge Capital, a private investment company. He began his professional career at Ernst & Young, LLP, and served as a partner in the Entrepreneurial Services Group from 1983 to 1989.

Mr. Manire is a member of the Board of Directors of The Andersons, Inc., a diversified business with interests in agribusiness, railcars and retailing.

Mr. Manire has particular appreciation for the challenges facing our operations due to his extensive business, operational, accounting and financial knowledge and experience. For example, Mr. Manire’s experience with electronics contract manufacturing proved important as Zebra initiated and completed its project to outsource printer manufacturing. Mr. Manire’s financial and accounting experience facilitates the Board’s oversight of Zebra’s accounting, internal control and auditing functions and activities.

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Continuing Directors

ANDERS GUSTAFSSON

Class III Director

(Term Expires 2020)

Director since: 2007

Age: 57

Committees: None

Mr. Gustafsson became Zebra’s Chief Executive Officer and a director in 2007. Prior to joining Zebra, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company, from 2004 until 2007. From 2000 until 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company. Mr. Gustafsson’s other roles at Tellabs included President, Tellabs International; President, Global Sales; and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson is a member of the Board of Directors of Dycom Industries Inc., a company that provides construction and specialty services to the telecommunications industry. He is a member of the Technology Committee and the Immigration Committee of the Business Roundtable. He also serves as a trustee of the Shedd Aquarium and as a board member of Junior Achievement of Chicago.

Mr. Gustafsson has extensive executive level experience that allows him to bring to the Board of Directors a broad range of skills related to our industry, including knowledge of leadership of complex organizations, corporate strategy and planning, corporate finance and mergers and acquisitions.

ANDREW K. LUDWICK

 Class III Director

(Term Expires 2020)

Independent

Director since: 2008

Age: 72

Committees: Audit Committee

Mr. Ludwick has extensive experience in technology and start-up businesses, including serving as Chief Executive Officer of Bay Networks, Inc., a communications networking company, from 1994 to 1996. Before that he was Founder, President and Chief Executive Officer of SynOptics Communications, Inc., a communications networking company, from 1985 to 1994. He has been a private investor since 1997.

Mr. Ludwick is particularly valuable on our Board because of his extensive experience as an entrepreneur, manager and investor in technology businesses. Mr. Ludwick’s operational background provides the experience necessary to help the Board fulfill its oversight duties with regard to Audit Committee responsibilities and also to advise the Board and management on technology matters.

FRANK B. MODRUSON

 Class II Director

(Term Expires 2019)

Independent

Director since: 2014

Age: 58

Committees: Audit Committee

Mr. Modruson served from 2003 to 2014 as the Chief Information Officer at Accenture, a global leader in strategy, consulting, digital, technology, and operations. As CIO, he was responsible for the information technology strategy, applications and infrastructure supporting 281,000 employees. He also chaired Accenture’s Information Technology Steering Committee and was a member of the Accenture Operating Committee and Global Leadership Council. Prior to becoming CIO, Mr. Modruson held other roles at Accenture, including Partner, for 15 years.

Mr. Modruson currently serves on the Board of Directors of First Midwest Bancorp, Inc. He is also a volunteer firefighter, and serves on the Board of Directors of the Lyric Opera of Chicago. In 2010, Mr. Modruson was elected to CIO Magazine’s CIO Hall of Fame. In addition, InfoWorld has named him to its list of Top 25 CTOs, and ComputerWorld has named him one of its Premier 100 CTOs.

Mr. Modruson is particularly valuable on our Board because of his extensive experience transforming IT into an asset for Accenture. His expertise will be indispensable as Zebra looks to expand and move into new markets.

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Continuing Directors

JANICE ROBERTS

Class III Director

(Term Expires 2020)

Independent

Director since: 2013

Age: 62

Committees: Compensation

Ms. Roberts is an experienced global technology executive and venture capitalist based in Silicon Valley, where her board experience spans public, private, and nonprofit organizations. She is currently a Partner at Benhamou Global Ventures where she leads early stage enterprise and “cross-border” investments and holds advisory and board positions with portfolio companies. Ms. Roberts currently serves on the boards of RealNetworks, Inc. (NASDAQ: RNWK) and Zynga Inc. (NASDAQ: ZNGA) and was most recently a director of ARM Holdings Plc until its acquisition by the SoftBank Group in 2016. From 2000 to 2013, Ms. Roberts served as Managing Director of Mayfield Fund where she continued as a venture advisor until 2014; investing in wireless, mobile, enterprise and consumer technology companies. From 1992 to 2000, Ms. Roberts was employed by 3Com Corporation (which was later acquired by Hewlett Packard), where she held various executive positions, including Senior Vice President of Global Marketing and Business Development, President of 3Com Ventures, and President of the Palm Computing Business Unit. She also serves on the advisory board of Illuminate Ventures and is Co-Chair of GBx Global.org, a curated network of British entrepreneurs and senior technology executives in the San Francisco Bay Area.

Ms. Roberts holds a Bachelor of Commerce degree (honors) from the University of Birmingham in the U.K.

Ms. Roberts is particularly valuable on our Board because of her extensive experience with technology companies and venture deals and her work on a variety of other boards. Her expertise will prove important as Zebra expands into additional technological spheres, including the Internet of Things.

MICHAEL A. SMITH

Chairman of the Board

Class II Director

(Term Expires 2019)

Independent

Director since: 1991

Age: 63

Committees: Audit (Chair),

Compensation, and Nominating

and Governance (Chair)

Mr. Smith has been Chairman of Zebra since 2007. He has substantial knowledge of Zebra and its industry, including through prior service on the board of a public company in the automatic identification sector. Since 2000, he has served as Chairman and Chief Executive Officer of FireVision LLC, a private investment company that he founded. From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. Previously, he was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens; co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group; Managing Director, Corporate Finance Department, Bear, Stearns & Co.; and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank.

Mr. Smith is a member of the Board of Directors of SRAM International Corp., a global designer, manufacturer and marketer of premium bicycle components. He is a managing member of Blue Star Lubrication Technology Investors LLC, a provider of industrial lubricants and greases. Mr. Smith is a Board Leadership Fellow of the National Association of Corporate Directors, having completed NACD’s comprehensive program of study for experienced corporate directors.

Mr. Smith is particularly valuable on our Board because of his background and skills in financial services, as well as his decades of industry experience.

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Committees of the Board

Our business is managed under the direction of our Board, which is kept advised of Zebra’s business through regular and special meetings of the Board and its committees, written reports and analyses, and discussions with the CEO and other officers.

During 2017, our Board met seven times. All directors attended 75 percent or more of the meetings of our Board and the standing committees on which they served in 2017. Barring unforeseen circumstances, Zebra expects all directors to attend the annual meeting of our stockholders. The full Board attended the 2017 Annual Meeting.

Our Board has three standing committees — the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee — each of which is composed entirely of independent directors. The Board dissolved the Information Technology Committee in August 2017. Each of the standing committees operates pursuant to a written charter, which sets forth the committee’s authority, duties, and responsibilities. The committees periodically review the adequacy of their respective charters, all of which are available on Zebra’s website at http://www.zebra.com under “About Zebra-Investor Relations-Governance-Governance Documents.”

Audit Committee Members: Michael A. Smith (chair) Ross W. Manire Frank B. Modruson Andrew K. Ludwick Meetings in 2017: 8	The Audit Committee assists the Board in fulfilling its oversight functions with respect to matters involving financial reporting, independent and internal audit processes, disclosure controls and procedures, internal control over financial reporting, related-party transactions, and risk management. In particular, the Audit Committee is responsible for:
	●	appointing, retaining, compensating, evaluating, and terminating, when appropriate, our independent auditor;
	●	reviewing and discussing with management and the independent auditor Zebra’s annual and quarterly financial statements;
	●	reviewing and evaluating Zebra’s cybersecurity, disaster recovery and business continuity programs; and
	●	discussing policies with respect to risk a ssessment and risk management.
The Audit Committee has the authority to engage and determine funding for outside legal, accounting or other advisors.
Our Board has determined that each member of the Audit Committee meets the independence requirements under NASDAQ listing rules and rules of the Securities and Exchange Commission, and that Mr. Manire is an “audit committee financial expert” as defined under SEC regulations. In addition, as required by NASDAQ listing rules, no member of the Audit Committee has participated in the preparation of financial statements of Zebra or any current subsidiary of Zebra within the past three years, and Mr. Manire has attained “financial sophistication” due to his current role as a CEO and his background as a CFO.

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Compensation Committee Members: Richard L. Keyser (chair) Chirantan Desai Michael A. Smith Janice Roberts Meetings in 2017: 5	The Compensation Committee assists the Board with its responsibilities regarding the compensation of our executive officers and non-employee directors by:
	●	generally overseeing Zebra’s compensation and benefit programs and overall compensation governance;
	●	reviewing our total rewards philosophy, and Zebra’s implementation of that philosophy, annually to ensure the components align with the objectives;
	●	overseeing the administration of Zebra’s short-term and long-term compensation plans;
	●	determining (or with respect to the CEO, recommending to the Board) the total compensation and terms of employment for executive officers;
	●	approving Zebra’s peer group for market-competitive compensation purposes;
	●	overseeing Zebra’s Stock Ownership Guidelines for the non-employee directors and executive officers;
	●	overseeing Zebra’s performance management and talent management processes;
	●	recommending to the Board the compensation of non-employee directors;
	●	seeking the counsel of our management team, an independent compensation consultant, and other advisors as needed; and
	●	using a sound corporate governance approach that balances an appropriate level of risk tolerance with a total rewards philosophy.
Willis Towers Watson served in 2017 as the Compensation Committee’s independent executive compensation consultant. The role of Willis Towers Watson in determining executive compensation is described below under “Compensation Discussion and Analysis — Overview of Our Executive Compensation Program.”

Nominating and Governance Committee Members: Michael A. Smith (chair) Richard L. Keyser Ross W. Manire	The Nominating and Governance Committee has three primary responsibilities:
	●	assisting the Board in discharging its responsibilities relating to Zebra’s governance;
	●	confirming the independence of our non-employee directors; and
	●	identifying individuals qualified to serve on the Board and recommending director nominees.
The Nominating and Governance Committee has the authority to retain a search firm to identify director candidates and to engage outside legal counsel or other advisors.
Meetings in 2017: 3

Information Technology Committee Dissolved August 2017 Meetings in 2017: 4	Until it was dissolved in August 2017 after completing the integration of the legacy Zebra and Enterprise IT Systems, the Information Technology Committee assisted our Board in fulfilling its oversight functions with respect to
	●	assessing our information technology (“IT”) strategy and architecture;
	●	assessing major IT-related projects and technology architecture decisions;
	●	ensuring that our IT programs effectively support our business objectives and strategies;
	●	evaluating our cybersecurity programs in light of relevant market risks; and
	●	updating our Board on IT-related matters.
The functions of the Information Technology Committee have been assumed by the Board and the Audit Committee.

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Director Compensation

Market Comparison

In November 2016, the Compensation Committee reviewed market data on both non-employee director compensation and the financial performance of the peer group, as well as general industry data for companies similar to Zebra. (For more information on the peer group, see “Compensation Discussion and Analysis — Overview of Our Executive Compensation Program.”) Using this data, the Compensation Committee confirmed that the 2017 total mix of compensation for the non-employee directors are at an appropriate level compared to the market, as shown below.

Total Board Compensation Mix

The Compensation Committee also reviewed the data on the cash compensation awarded to the chairs and members of the Board’s standing committees. Based on this data, shown below, the Board decided not to adjust our non-employee director compensation for 2017.

Compensation of Committee Chair’s

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Elements of Compensation

Our non-employee director compensation for 2017 was awarded in a combination of cash and equity, as shown below.

Annual cash retainer	$60,000 for all non-employee directors other than the Chairman of the Board
Annual cash retainer for the Chairman of the Board	$110,000
Annual equity retainer	●	Target grant date fair value of $175,000 for all non-employee directors
	●	Awarded in the form of fully-vested common stock
Annual cash retainer for committee chairs	●	$25,000 for the Compensation Committee Chair
	●	$25,000 for the Audit Committee Chair
	●	$10,000 for the Nominating and Governance Committee Chair
	●	$15,000 for the Information Technology Committee Chair(1)
Annual cash retainer for non-chair committee members	●	$15,000 for each Compensation Committee member
	●	$15,000 for each Audit Committee member
	●	$7,500 for each Nominating and Governance Committee member
	●	$10,000 for each Information Technology Committee member(1)
Additional meeting fees	●	$2,000 for each in-person Board meeting in excess of five in-person Board meetings per year
	●	$1,000 for each telephonic Board meeting in excess of two telephonic Board meetings per year
	●	$1,500 for the Chair and $1,000 for other committee members for each in-person committee meeting in excess of five in-person committee meetings per year, with no additional fee for telephonic committee meetings
(1)	The amounts shown as the cash retainer fees for the chair and committee members of the Information Technology Committee do not reflect the actual cash retainer paid that was a pro-rated amount based on the date of the dissolution of the Information Technology Committee in August 2017.

Non-employee directors may participate in our non-qualified deferred compensation plan and our group medical and dental plans, and they are reimbursed for expenses incurred in attending Board and committee meetings. Mr. Gustafsson does not receive additional compensation for service as a director.

2017 Non-Employee Director Compensation

In May 2017, the Compensation Committee approved annual equity grants for each of the seven non-employee directors. These awards had a targeted value of $175,000, and were awarded in the form of 1,784 shares of fully-vested common stock for each non-employee director.

The following table provides information regarding the compensation of our non-employee directors for 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All other Compensation ($)	Total ($)
Chirantan Desai	76,000	175,028	0	251,028
Richard L. Keyser	99,125	175,028	0	274,153
Andrew K. Ludwick	81,625	175,028	0	256,653
Ross W. Manire	88,125	175,028	0	263,153
Frank B. Modruson	83,500	175,028	0	258,528
Janice Roberts	76,000	175,028	0	251,028
Michael A. Smith	161,000	175,028	0	336,028

(1)	The amounts in the table represent the aggregate grant date fair value for these awards computed in accordance with Financial Accounting Standards Codification 718, Compensation – Stock Compensation. Please see Note 11, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of assumptions made in calculating the grant date fair value of these awards.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on that review and discussion, the Compensation Committee has recommended to Zebra’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee

Richard L. Keyser, Chair Chirantan Desai Janice Roberts Michael A. Smith

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Compensation Discussion and Analysis

Executive Summary

Our Compensation Discussion and Analysis focuses on the following:

			Page Reference
Overview of Executive Compensation	●	Compensation Components
	●	Pay-for-Performance and At-Risk Compensation	22
	●	Role of Our Compensation Committee
	●	Role of the Independent Compensation Consultant
Our Compensation Approach	●	Establishing Zebra’s Peer Group	24
	●	How Zebra Compares to its Peer Group
Key 2017 Compensation Decisions	●	Changes in Base Salaries, Annual Cash Incentive Award and Equity Grants
	●	2017 Annual Cash Incentive Plan - Performance Goals, Results and Payouts
	●	Performance Management Process	25
	●	Long-Term Equity Incentive Awards
	●	Comparison of Named Executive Officer Compensation to Zebra’s Peer Group
2017 Say-on-Pay Vote			32
Employee Benefits			32
Named Executive Officer Employment Agreements			32

Named Executive Officers

This CD&A discusses the compensation of the following individuals, who are referred to as our Named Executive Officers:

ANDERS GUSTAFSSON	Chief Executive Officer
WILLIAM BURNS	Senior Vice President, Enterprise Visibility and Mobility
HUGH K. GAGNIER	Senior Vice President, Asset Intelligence and Tracking
JOACHIM HEEL	Senior Vice President, Global Sales
OLIVIER LEONETTI	Chief Financial Officer

Compensation Governance Practices

On an on-going basis, our Compensation Committee reviews whether the Company’s compensation governance practices support the Company’s executive compensation philosophies and objectives, as shown in the table below, and are aligned with stockholder interests. As part of this review, the Compensation Committee considers the results of our annual say-on-pay vote. Based on the approval by 96.6% of the votes cast for Zebra’s say-on-pay vote at our 2017 annual meeting, the Compensation Committee determined that the Company’s executive compensation philosophies, objectives and elements continued to be appropriate. As a result, the Compensation Committee did not make any changes in the Company’s executive compensation program.

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WHAT WE DO
A significant portion of targeted executive pay is at-risk because it is based on performance and ultimately may not be earned and paid out
We align compensation with stockholder interests by linking incentive compensation to Zebra’s overall performance
We target executive compensation at the median of our benchmarks, including our peer group
We have robust stock ownership guidelines for our Named Executive Officers and directors
We require Named Executive Officers and directors to retain 50% of vested equity awards or exercised stock appreciation rights until share ownership guidelines are met
We consider, and attempt to mitigate, risk in our compensation program
We use an independent compensation consultant
We have “double-trigger” accelerated vesting of equity awards, which requires both a change in control and an involuntary termination
We conduct an annual talent management review, including succession planning

WHAT WE DON’T DO
We expressly forbid option and SAR repricing without stockholder approval based on performance and ultimately may not be earned and paid out
We expressly forbid exchanges of underwater options or SARs for cash
We have not historically provided any perquisites of our benchmarks, including our peer group
We have robust stock ownership guidelines for our Named Executive Officers and directors
We require Named Executive Officers and directors to retain 50% of vested equity awards or exercised stock appreciation rights until share ownership guidelines are met
We consider, and attempt to mitigate, risk in our compensation program

We have “double trigger” accelerated vesting of equity awards, which requires both a change in control and an involuntary termination
We conduct an annual talent management review, including succession planning

Overview of Our Executive Compensation Program

Compensation Components

Our executive compensation program includes four components: base salary, annual incentive, long-term equity incentive, and employee benefits. Each component serves a particular purpose, so each is considered independently, but the four components combined provide a holistic total executive compensation approach. The Compensation Committee does not follow a pre-established formula to allocate total compensation among the various pay components.

For 2017, the Compensation Committee determined each Named Executive Officer’s compensation levels by reviewing market data for each individual compensation component. Base salary, annual incentive and long-term equity incentive compensation for our Named Executive Officers are targeted at market median when target performance goals are achieved. (For more information on market comparisons, see “Our Compensation Approach” below.) Actual compensation awarded varies based upon the attainment of financial and individual performance goals, as well as each executive’s position, responsibilities and overall experience. (For more information on individual performance goals, see “Performance Management Process and Individual Adjustments” below.) We award superior pay when Zebra surpasses target performance goals or an executive’s individual performance exceeds expectations.

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The following table describes the purpose of each compensation component and how that component is related to our pay-for-performance approach and budget.

Compensation Component	Purpose of Compensation Component	Compensation Component in Relation to Performance
Base salary	To attract and retain executives by compensating them for the primary functions and responsibilities of the position.	Aligned to peer group benchmarking; any base salary increase an executive receives depends upon the individual performance, and the executive’s displayed skills and competencies.
Annual cash incentive awards	To attract, retain, motivate and reward executives for achieving or surpassing key target performance goals at the company, business unit and individual level.	Financial and individual performance determines the actual amount of the executive’s annual cash incentive award.
Long-term equity awards	To attract, retain, motivate and reward top talent to increase stockholder value.	Aligned to peer group benchmarking; an executive’s past performance and future potential determine the amount of equity granted.
Employee benefits	To attract and retain executives by providing competitive health, welfare and retirement benefits packages in order to maintain their overall health.	Established within the overall employee benefit budget.

The objectives of Zebra’s executive compensation approach include:

●	Increasing stockholder value through long-term stock price growth;

●	Maximizing Zebra’s financial performance;

●	Facilitating the delivery of the highest quality goods and services to our customers;

●	Encouraging our employees to take actions that balance short-term achievements with long-term success without excessive risk;

●	Motivating behavior to attain Zebra’s objectives; and

●	Attracting, retaining and rewarding the highest performing employees who contribute to our success.

Pay-for-Performance and At-Risk Compensation

Our executive officers are responsible for achieving long-term strategic goals, and their compensation is weighted toward rewarding long-term value creation for stockholders.

Our emphasis on creating long-term stockholder value is best illustrated in the following charts, which show that long-term incentive compensation accounts for the largest percentage of the Named Executive Officers’ overall compensation for 2017. In addition, a majority of the Named Executive Officers’ compensation — consisting of long-term and short-term incentive compensation combined — is performance-based or “at risk.”

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Role of Our Compensation Committee

The Compensation Committee consists entirely of independent directors, none of whom have ever been employed by Zebra. As further described above under “Committees of the Board,” the Compensation Committee assists the Board by overseeing Zebra’s compensation and benefit programs, particularly as those programs apply to our Named Executive Officers and non-employee directors. With input from the CEO, the Compensation Committee makes final decisions regarding all aspects of compensation for our Named Executive Officers other than the CEO. The Compensation Committee recommends a compensation package and the related performance targets for the CEO for final approval by all of the independent directors.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Willis Towers Watson (WTW) as its independent executive compensation consultant for 2017. In that capacity, WTW provided competitive peer group and executive compensation data, analysis and guidance to help the Compensation Committee:

●	establish a peer group;

●	use benchmark compensation surveys;

●	develop the design of our executive compensation program;

●	set executive officer and non-employee director compensation; and

●	review performance and determine payouts with respect to performance-based awards.

The Compensation Committee annually assesses WTW’s independence pursuant to relevant SEC and NASDAQ rules. To that end, the Compensation Committee received a letter from WTW addressing the firm’s independence, and concluded that no conflict of interest exists that would prevent WTW from providing independent advice.

Our Compensation Approach

In designing and implementing our total compensation program for 2017, we were guided primarily by market compensation data of a peer group of comparable publicly-traded companies and from broad-based surveys.

How We Establish the Peer Group

In July 2016, the Compensation Committee asked WTW, the committee’s independent compensation consultant, to review Zebra’s peer group and to make recommendations regarding changes. In response, WTW compiled data on the financial performance of eighteen publicly-traded companies viewed as comparable to Zebra, including all of the companies in the peer group used for 2016 executive compensation. In compiling the recommended peer group, WTW used the following methodology:

●	Zebra’s 2015 Peer Group – review of the 2015 Zebra peer group for overall reasonableness and relevance;

●	Industry Classification Research – review of all U.S.-based publicly-listed companies within the Global Industry Classification Standards (GICS) for the Technology Hardware and Equipment, Software and Services and Healthcare Equipment and Services; and

●	Peers-of-Peers Analysis – review of companies that are disclosed as peers to companies in Zebra’s peer group.

The Compensation Committee then reviewed the following company–specific information provided by WTW for the proposed peer group:

●	complexity and business model, including industry, cost structure, and geographic reach;

●	size, primarily in terms of revenue (all 18 companies had 2016 revenue of between 50% and 200% of Zebra’s 2015 revenue of $3.65 billion);

●	whether the proposed peer group member competes with Zebra for executive talent;

●	investor profile (i.e., whether the proposed peer group member is considered a reasonable investment alternative and attracts investors with similar risk/return expectations);

●	market capitalization; and

●	whether the proposed peer group member creates products of a technical nature.

In addition to reviewing this data, the Compensation Committee also considered whether potential peer companies regard Zebra as a peer.

For 2017, WTW recommended adding three companies to the 2016 peer group. The Compensation Committee agreed to two of those additions (Agilent Technologies and Insight Enterprises), and approved the companies shown below as the peer group for purposes of evaluating and determining 2017 executive compensation.

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Zebra’s Peer Group for 2017 Compensation Purposes
Agilent Technologies, Inc.	Harris Corporation	Motorola Solutions, Inc.
Analog Devices, Inc.	Insight Enterprises Inc.	NCR Corporation
ARRIS International plc	Juniper Networks, Inc.	Rockwell Collins Inc.
Brocade Communications Systems, Inc.	KLA-Tencor Corporation	Teradata Corporation
Ciena Corporation	Lam Research Corporation	Trimble Navigation, Ltd.
Eastman Kodak Co.	Lexmark International Inc.

Key Compensation Decisions in 2017

To establish the compensation of the Named Executive Officers for 2017, the Compensation Committee and Mr. Gustafsson (who made recommendations regarding Named Executive Officers other than himself) reviewed competitive compensation data for the peer group, market compensation data from broad-based surveys, and each Named Executive Officer’s historical compensation. The 2017 compensation packages for the Named Executive Officers are described below.

2017 Base Salaries

For 2017, Mr. Gustafsson recommended increases in the base salaries of three Named Executive Officers effective as of March 19, 2017. Mr. Gustafsson did not recommend a base salary increase for Mr. Leonetti, who joined Zebra in November 2016 at a salary prescribed by his employment agreement. The Compensation Committee discussed Mr. Gustafsson’s recommendations and approved the recommended base salary adjustments for 2017. The Compensation Committee also recommended to the Board, and the Board approved, an increase in Mr. Gustafsson’s 2017 base salary.

Our Named Executive Officers’ annual base salaries appear in the following table:

Named Executive Officer	2016 Salary	2017 Salary	Percentage Increase
Anders Gustafsson	$900,000	$950,000	5.5%
William Burns	$450,000	$463,500	3.0%
Hugh K. Gagnier	$425,000	$437,750	3.0%
Joachim Heel	$450,000	$463,500	3.0%
Olivier Leonetti	$525,000	$525,000	N/A

2017 Annual Cash Incentive Awards

Target Awards

The 2017 Zebra Incentive Plan (“ZIP”) provided for an annual cash incentive award based on the achievement of pre-determined financial performance goals. All five Named Executive Officers participated in the ZIP.

For each Named Executive Officer, the Compensation Committee (or, in the case of Mr. Gustafsson, the Board) establishes a target annual cash incentive award, which is set as a percentage of base salary. The Compensation Committee discussed each executive’s performance with Mr. Gustafsson, and compared each executive’s target annual incentive — both the percentage of base salary and the absolute dollar amount — to the market. Mr. Gustafsson recommended that the Compensation Committee approve annual increases in the target annual cash incentive awards of three of the other Named Executive Officers. After considering Mr. Gustafsson’s recommendations, the Compensation Committee approved increases in the target annual cash incentive award for two Named Executive Officers.

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The 2017 target annual and maximum incentive percentages for Named Executive Officers were established as follows:

Named Executive Officer	2016 Target Annual Cash Incentive*	2016 Maximum Annual Cash Incentive*	2017 Target Annual Cash Incentive*	2017 Maximum Annual Cash Incentive*
Anders Gustafsson	115%	230%	125%	250%
William Burns	75%	150%	80%	160%
Hugh K. Gagnier	75%	150%	80%	160%
Joachim Heel	75%	150%	75%	150%
Olivier Leonetti	90%	180%	90%	180%

*	expressed as a percentage of the officer’s base salary earned during the calendar year.

Annual Incentive Plan Performance Metrics

For the 2017 ZIP, the Compensation Committee selected three financial performance metrics:

1.	2017 consolidated net sales

2.	2017 “Adjusted EBITDA,” defined as earnings before interest income and expense, taxes, depreciation, amortization and Other Income/Expense, adjusted to remove equity-based compensation expense, adjustments for purchase accounting, and certain non-recurring charges

3.	Total long-term debt reduction

We included a goal of reducing the long-term debt incurred to support Zebra’s 2014 acquisition of the Enterprise business to reflect our strategy to reduce leverage and create financial flexibility for potential investment opportunities. The consolidated net sales and adjusted EBITDA metrics were selected to encourage executives to focus on profitable sales growth for Zebra’s business.

The Compensation Committee fixed the following threshold, target, and maximum performance goals for each metric based on the 2017 business plan.

Performance Goal	Performance Threshold	Performance Target	Performance Maximum
Net Sales	92.5% of net sales target	100.0% of net sales target	105.0% or more of net sales target
Adjusted EBITDA	80.0% of Adjusted EBITDA target	100.0% of Adjusted EBITDA target	112.5% or more of Adjusted EBITDA target
Total Long-Term Debt Reduction Target	N/A	Reduction of at least $300 million	N/A

The net sales and Adjusted EBITDA performance goals were measured in two six-month performance periods with separate targets for each performance goal in each performance period. The total long-term debt reduction performance goal was measured only as of December 31, 2017. These performance goals correspond to threshold, target, and maximum payouts, as shown below.

Performance Metric	Weighting	Threshold payout*#	Target payout#	Maximum payout#
Net sales		50%	100%	225%
Adjusted EBITDA[1]		50%	100%	225%
Total long-term debt reduction		N/A	100%	100%

*	Achievement below the threshold results in a 0% payout percentage.

#	The payout for performance between threshold and target and between target and maximum is interpolated on a straight-line basis.

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2017 Financial Performance Results and Payout Percentage

The table below shows Zebra’s performance for the three ZIP metrics, and the corresponding funding.

Performance Period
Performance Goal		H1	H2	12/31/2017
Net Sales	Actual Performance Achievement	$1,763.1 million, or 102.9% of net revenue H1 performance target	$1,961.5 million, or 105.4% of net sales H2 performance target	N/A
	Payout Percentage	186.4% of target incentive	225.0% of target incentive	N/A
Adjusted EBITDA	Actual Performance Achievement	$308.5 million, or 105.8% of Adjusted EBITDA H1 performance target	$383.6 million, or 103.4% of Adjusted EBITDA H2 performance target	N/A
	Payout Percentage	158.5% of target incentive	134.3% of target incentive	N/A
Total Long-Term Debt Reduction Target	Actual Performance Achievement	N/A	N/A	$454 million, or 100% of Reduction of Long-Term Debt Target
	Payout Percentage	N/A	N/A	100%

The payouts on these individual metrics are converted to a ZIP payout percentage as follows:

[(Weighted Average of H1 Net Sales Performance &
H2 Net Sales Performance) x 30%]
+
ZIP payout percentage =	[(Weighted Average of H1 Adjusted EBITDA Performance &
H2 Adjusted EBITDA Performance) x 50%]
+
(total long-term debt reduction x 20%)

Applying this formula to Zebra’s actual performance results leads to a ZIP payout for 2017 of 154.9%, as shown below:

[(Weighted Average of (186.4% & 225.0%)) x 30%]
+
154.9% =	[(Weighted Average of (158.5% & 134.3%)) x 50%]
+
(100% x 20%)

Performance Management Process and Individual Adjustments

The amounts the Named Executive Officers would earn based on payout percentage shown above can be modified by the Board (for Mr. Gustafsson) or the Compensation Committee (for the other Named Executive Officers) due to performance against individual goals. When establishing those goals and determining compensation levels for the Named Executive Officers, the Compensation Committee looks to our annual performance management process and the results of our annual talent management review.

Each year, Mr. Gustafsson presents an overall talent management review to the Board, discussing the past performance and future potential of each executive officer and certain of their direct reports. This review includes a discussion of key skills, competencies, developmental opportunities and succession plans.

In determining the 2017 individual performance goals, the Compensation Committee considered each Named Executive Officer’s prior performance and Zebra’s expectations for the business initiatives under each executive’s purview. Performance evaluations also may take into account factors such as satisfaction of daily responsibilities, particular or general contributions to Zebra’s overall management, and whether the executive exhibits Zebra’s corporate values.

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A Named Executive Officer’s annual incentive payout will not be adjusted if the executive meets expectations for the individual goals. These payouts may be reduced if an executive fails to meet expectations, or increased—though not above a maximum 200% of target award payout—if the executive exceeds expectations. The Compensation Committee conducted final evaluations for 2017 in early 2018, and determined no adjustments were necessary.

2017 Annual Incentive Payouts

Based on the performance and payout calculations shown above, the Named Executive Officers received the following annual cash incentive payments for 2017:

2017 ANNUAL CASH INCENTIVE AWARDS FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer	Actual Award As a Percent of Eligible Compensation	Actual Award
Anders Gustafsson	193.6%	$1,819,014
William Burns	123.9%	570,840
Hugh K. Gagnier	123.9%	539,126
Joachim Heel	116.2%	535,162
Olivier Leonetti	139.4%	731,903

2017 Long-Term Equity Incentive Awards

Form of Awards

The Compensation Committee believes it is important that all of our executive officers are motivated to create stockholder value over a long-term investment horizon. To that end, Zebra granted three forms of long-term equity to the Named Executive Officers:

1.	time-vested stock appreciation rights (“SARs”), which vest ratably over four years;

2.	time-vested restricted stock, which cliff vests after three years; and

3.	performance-vested restricted stock, which is earned (or not) based on Zebra’s results on two financial measures during and over a three-year performance period and cliff vests three years after grant.

These equity awards, which are described in more detail below, were divided as follows (based on the value of the equity award grant) for 2017:

2017 Long-Term Equity Incentive Awards

Each year the Compensation Committee reviews the allocation of awards among the equity vehicles to ensure alignment with Zebra’s stockholders and to better reflect current compensation practices.

Target Awards

Each year the Compensation Committee sets long-term equity awards with a target value at the grant date for the Named Executive Officers other than the CEO. In March 2017, utilizing the market median data information for executive officers as a guide, Mr. Gustafsson made recommendations for these awards, which the Compensation Committee considered.

The Board establishes Mr. Gustafsson’s target annual long-term equity award after hearing the recommendation of the Compensation Committee. To formulate that recommendation for 2017, the Compensation Committee consulted with WTW and considered factors similar to those considered when determining target equity awards for the other Named Executive Officers. The Compensation Committee recommended to the Board, and the Board approved, a 2017 equity award to Mr. Gustafsson having

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a total value at grant date equal to $5,000,000. This represented a grant date value equal to the consensus median target long-term incentive award for individuals in the CEO position, and was an increase from Mr. Gustafsson’s 2016 grant date value of $4,200,000, which was below the consensus median.

The 2017 long-term incentive awards to the Named Executive Officers were granted effective May 11, 2017. When calculating the number of shares of performance-vested restricted stock and time-vested restricted stock, the actual number of shares was set by dividing the value of the equity award grant by $98.87, the closing price of our common stock on the day prior to the grant date, without a reduction for the restricted nature of the shares. For time-vested SARs, the actual number of SARs is set by dividing the value of the equity award grant by the binomial value of a SAR.

The following table shows target grant date fair value of long-term equity awarded to each Named Executive Officer in 2017, and how that award was divided among the three types of equity.

Named Executive Officer	Total Value of the Equity Award Grant	Target Shares of Performance-Vested Restricted Stock	Shares of Time-Vested Restricted Stock	Time-Vested SARs
Anders Gustafsson	$5,000,140	20,229	20,229	33,514
William Burns	$1,150,121	4,653	4,653	7,709
Hugh K. Gagnier	$885,118	3,581	3,581	5,932
Joachim Heel	$900,194	3,642	3,642	6,033
Olivier Leonetti	$1,250,198	5,058	5,058	8,379

Performance-Vested Restricted Stock

The performance-vested restricted stock awards granted in 2017 will vest on May 11, 2020. These equity awards have a three-year performance period ending on December 31, 2019, and a payout based on two performance metrics:

●	compound average growth (“CAGR”) in net sales (weighted 60%), and

●	adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin (weighted 40%).

The adjusted EBITDA margin performance goal encourages executives to focus on long-term profitable sales growth for Zebra’s business while meeting or exceeding a target adjusted EBITDA margin percentage that we believe will create value for our stockholders. The net sales CAGR metric was included to grow Zebra’s revenue consistently over a three-year period.

For each of these metrics, the Compensation Committee set three annual goals (for 2017, 2018, and 2019) and a cumulative three-year goal. The Named Executive Officers may earn shares based on Zebra’s results for each of the three years in the performance period, or based on Zebra’s results as of the end of the performance period, whichever is greater.

HOW PERFORMANCE-VESTED RESTRICTED STOCK ACCRUES

Three annual performance targets	OR	Cumulative three-year performance target*
20% of the target number of shares will be “banked” each year if Zebra achieves the applicable annual performance target for net sales CAGR, for a possible total of 60%		60% of the target number of shares will vest if Zebra achieves the performance target for 2019 net sales CAGR over 2016 net sales
● 30% target shares vest for threshold performance
● 108% target shares vest for maximum performance or better
● No shares vest for performance below threshold
13.3% of the target number of shares will be “banked” each year if Zebra achieves the applicable annual adjusted EBITDA margin performance target, for a possible total of 40%		40% of the target number of shares will vest if Zebra achieves the 2019 adjusted EBITDA margin performance target
● 20% target shares vest for threshold performance
● 72% target shares vest for maximum performance or better
● No shares vest for performance below threshold
*	Performance in 2019 in between the stated performance levels will be interpolated on a straight-line basis.

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The performance targets for 2017, 2018 and 2019 were set based upon management’s net sales CAGR and adjusted EBITDA margin forecasts when preparing the 2017 annual plan. The 2019 cumulative net sales CAGR performance threshold is 1.5% below the 2019 net sales CAGR performance target, and the 2019 cumulative net sales CAGR performance maximum is 1.5% above the performance target. The 2019 adjusted EBITDA margin performance threshold is 1.0% below the 2019 adjusted EBITDA margin performance target, and the 2019 adjusted EBITDA margin performance maximum is 1.0% above the performance target.

The number of shares of performance-vested restricted stock that could vest for each of the Named Executive Officers is shown below.

RANGE OF POTENTIAL VESTING OF 2017 PERFORMANCE-VESTED RESTRICTED STOCK

Named Executive Officers	Fail to Meet Threshold Sales CAGR and Adjusted EBITDA Margin	Attain Threshold Adjusted EBITDA Margin only	Attain Target Sales CAGR and Adjusted EBITDA Margin	Attain Maximum Sales CAGR and Adjusted EBITDA Margin
Anders Gustafsson	0	4,046	20,229	36,412
William Burns	0	931	4,653	8,375
Hugh K. Gagnier	0	716	3,581	6,446
Joachim Heel	0	728	3,642	6,556
Olivier Leonetti	0	1,102	5,058	9,104

Time-Vested Restricted Stock

To provide a significant long-term perspective and retention incentive, the Compensation Committee determined that the time-vested restricted stock awards granted in 2017 to all of the Named Executive Officers will vest 100% on May 11, 2020.

Time-Vested Stock Appreciation Rights

Consistent with recent annual equity grant award terms, the Compensation Committee determined that the 2017 SAR awards for all of the Named Executive Officers will vest 25% on each of the first four anniversaries of the grant date. The base price of the 2017 SARs is $98.87, the closing price of our common stock on the day prior to the grant date. Once SARs vest, the holder can choose when to exercise them by converting them to cash. Each vested SAR is worth the closing price of Zebra’s stock on the exercise date, minus the base price.

Until recently, the term of Zebra’s SAR awards was ten years. However, in 2017 the Board adopted a shorter term of seven years. When the SARs granted in 2017 vest, the Named Executive Officers may exercise them any time before they expire on May 11, 2024.

How 2017 Compensation for the Named Executive Officers Compares to the Peer Group

For 2017 compensation purposes, WTW presented the Compensation Committee with data regarding compensation for ten executive officer positions, including one position for which a search was in progress. WTW drew this information from 2016 compensation data from our peer group, a general industry survey (conducted by Radford for other purposes) of 365 companies, a high-technology industry survey (conducted by WTW for other purposes) of 74 companies, and the WTW Executive Survey (reflecting data from 132 high-technology companies with annual revenues between $1.8 billion and $7.3 billion).

WTW compiled compensation data at the 25th percentile, median and 75th percentile levels from each of these data sources, as well as consensus (i.e., average) compensation data, for base salaries, target annual cash incentive awards, target long-term equity awards, and total target direct compensation for individual executive officer positions. Using this data, the Compensation Committee confirmed that the 2017 compensation packages for the Named Executive Officers are at an appropriate level in comparison to the market, as shown below.

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The range for target long-term equity includes the 2016 grant to Zebra’s former CFO.

Restricted Stock that Vested in 2017

Performance-Vested Restricted Stock

On November 6, 2014, Zebra granted the then Named Executive Officers performance-vested restricted stock with a three-year performance period ending December 31, 2016. The 2014 performance-vested restricted stock awards did not meet threshold performance for either metric and were forfeited.

	Threshold	Actual
2016 net sales	$3,727 million	$3,590.4 million
2016 adjusted EBITDA margin	19.4%	17.6%

Time-Vested Restricted Stock

On May 8, 2014, Zebra granted the then Named Executive Officers time-vested restricted stock with three-year cliff vesting on May 8, 2017. During the three-year period from May 8, 2014, until May 8, 2017, Zebra’s stock price rose from $74.51 per share to $96.69 per share.

Zebra granted Mr. Heel, who was hired in September 2014, time-vested restricted stock with three-year cliff vesting on September 15, 2017. During the three-year period from the grant date for Mr. Heel’s restricted stock until his vesting date, the stock price rose from $73.50 per share to $105.82 per share.

The table below shows the number of shares of time-vested restricted stock earned by each Named Executive Officer in 2017, and the value of those shares on the vesting date.

TIME-VESTED RESTRICTED STOCK

Named Executive Officers	Grant Date Fair Value of Award	Number of Shares Vested	Value of Shares on Date of Vesting
Anders Gustafsson	$1,000,052	13,384	$1,294,099
William Burns	N/A	N/A	N/A
Hugh K. Gagnier	$280,051	3,748	$362,394
Joachim Heel	$440,033	5,987	$633,544
Olivier Leonetti	N/A	N/A	N/A

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Stockholders Approve Compensation of Zebra’s Named Executive Officers (Say on Pay)

Zebra holds an annual stockholder advisory vote on the compensation of our Named Executive Officers. At our 2017 Annual Meeting, the say-on-pay proposal regarding 2016 compensation was approved by 96.6% of the votes cast. The Compensation Committee discussed these favorable results and determined that no changes to compensation philosophy or strategy were immediately required. Nevertheless, our Board, Compensation Committee, and executive officers regularly consider changes to our total rewards program to ensure it remains aligned with Zebra’s business strategy and stockholder expectations.

Employee Benefits

Zebra’s employee benefits are designed to align generally with the market median for such programs.

Our Named Executive Officers are eligible to participate in various benefit programs offered generally to Zebra’s U.S. salaried employees, such as our health plans and group disability and life insurance plans. We provide a 401(k) plan to eligible employees with a company match, as well as a non-qualified deferred compensation plan for highly compensated employees with no company contributions. We do not provide other long-term compensation plans, supplemental executive retirement plans, or a defined benefit pension plan. We have not historically provided any perquisites.

Zebra provides a supplemental executive disability policy to replace the difference between what the group disability policy provides and the 60% earnings replacement cap under the group policy. Zebra pays for this coverage, and reimburses covered executives to the extent they are taxed on this benefit.

Our Executive Officer Employment Agreements

Each executive officer has an employment agreement that addresses matters such as compensation and termination of employment and includes non-competition and non-solicitation provisions. These agreements are discussed in more detail under “Executive Compensation – Employment Agreements.” We believe that having employment agreements helps us attract effective and high-potential executive officers by providing them a minimum level of total compensation.

The employment agreements provide appropriate assurance for executives concerned about a potential termination of employment in connection with a change in control. Specifically, we believe the severance amounts reflected under “Executive Compensation – Potential Payments upon Termination of Employment or Change in Control” are fair and reasonable in order to allow the Named Executive Officers to transition from Zebra with minimal disruption to our overall business. Moreover, we believe that, in the event of a change in control, these severance payments will help secure the continued employment and dedication of our executive officers, notwithstanding any concern they may have regarding their own employment.

The components of total compensation reflected in the employment agreements are reviewed annually by the Compensation Committee as described in this Compensation Discussion and Analysis. All other provisions of the employment agreements are established when an employee is appointed as an executive officer, and are reviewed and updated on an as-needed basis.

We believe the non-compete or non-solicitation provisions, where applicable, align with our desire to protect Zebra and our stockholders from negative actions that could be caused by an executive officer who joins a competitor or otherwise engages in activities that could result in competitive harm to Zebra or our customers.

Tax Effects

Prior to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017, Section 162(m) of the Internal Revenue Code provided that compensation paid to Named Executive Officers (other than our chief financial officer) in excess of $1 million could not be deducted for federal income tax purposes unless such compensation is performance-based, is established by an independent committee of directors, is objective, and is awarded under a plan or agreement that has been approved in advance by our stockholders. When the Compensation Committee made compensation decisions for 2017, the compensation was structured to take advantage of the performance-based compensation exemption under Section 162(m) to the extent practicable, while satisfying Zebra’s compensation policies and objectives. However, it is now uncertain whether compensation that the Compensation Committee intended to structure as performance-based under Section 162(m) will be deductible. Zebra is currently working with its advisors to make such determination. With the repeal of certain sections of Section 162(m) pursuant to the Tax Act, the Compensation Committee should retain maximum flexibility in designing compensation programs that are in the best interests of Zebra and its stockholders.

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Executive Compensation

The following table summarizes the compensation earned during 2017, 2016 and 2015 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2017. We refer to these five executive officers as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anders Gustafsson	2017	938,462	0	4,000,082	1,000,058	1,819,014	33,963	7,791,579
Chief Executive Officer	2016	900,000	0	3,360,092	840,049	708,975	43,361	5,852,477
	2015	889,041	0	3,120,055	780,033	982,524	26,169	5,797,822
William Burns,	2017	460,385	0	920,084	230,037	570,840	16,615	2,197,961
Senior Vice President,	2016	450,000	0	880,002	220,012	231,188	21,152	1,802,354
Enterprise Visibility and Mobility	2015	255,205	0	800,138	200,005	191,404	547,204	1,993,956
Hugh K. Gagnier	2017	434,808	0	708,107	177,011	539,126	23,742	1,882,794
Senior Vice President,	2016	425,000	0	880,060	176,018	218,344	33,021	1,732,443
Asset Intelligence Tracking	2015	415,350	0	680,145	170,024	299,364	16,540	1,581,423
Joachim Heel	2017	460,385	0	720,169	180,025	535,162	16,471	1,912,212
Senior Vice President,	2016	450,000	0	880,060	176,018	231,188	12,729	1,749,995
Global Sales	2015	450,000	0	666,512	166,600	324,338	374,028	1,981,478
Olivier Leonetti	2017	525,000	0	1,000,169	250,029	731,903	122,795	2,629,896
Chief Financial Officer	2016	80,769	0	800,116	200,775	80,041	22,470	1,184,171

(1)	The amounts reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation, of restricted stock and stock appreciation rights (“SAR”) granted in 2017, 2016 and 2015. The amounts included in this column include the grant date fair value of time-vested restricted stock and SARs, as well as performance-vested restricted stock, which is calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for the performance-vested restricted stock granted in 2017, the grant date fair value of such stock awards would be as follows: Mr. Gustafsson – $3,600,074; Mr. Burns – $828,076; Mr. Gagnier – $637,296; Mr. Heel – $648,152; and Mr. Leonetti – $900,152. Please see Note 11, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

(2)	The amounts in this column reflect the annual incentive compensation earned under the 2017 Zebra Incentive Plan.

(3)	All other compensation for 2017 consists of 401(k) matching contributions (Mr. Gustafsson – $10,800; Mr. Burns – $10,800; Mr. Gagnier – $10,800; Mr. Heel – $10,800; and Mr. Leonetti – $10,800); life insurance premiums (Mr. Gustafsson – $570; Mr. Burns – $570; Mr. Gagnier – $570; Mr. Heel – $570; and Mr. Leonetti – $570); a tax gross up in connection with income recognized for long-term disability premiums paid by Zebra (Mr. Gustafsson – $10,596; Mr. Burns – $1,939; Mr. Gagnier – $6,456; Mr. Heel – $1,648; and Mr. Leonetti – $1,895); Zebra paid executive long-term disability insurance premiums (Mr. Gustafsson – $11,997; Mr. Burns – $3,306; Mr. Gagnier – $5,916; Mr. Heel – $3,453; and Mr. Leonetti – $3,972); and relocation benefits (Mr. Leonetti – $105,559).

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Grants of Plan-Based Awards in 2017

								All Other	All Other		Grant
		Estimated Future Payouts Under			Estimated Future Payouts			Stock	Options	Exercise	Date Fair
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Awards:	Awards,	or Base	Value of
		Awards(1)			Awards(2)			Number of	Number of	Price of	Stock and
								Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Options(#)(4)	($/Sh)(5)	($)(6)
Anders Gustafsson		586,539	1,173,078	2,346,155
	5/11/17								33,514	98.87	1,000,058
	5/11/17							20,229			2,000,041
	5/11/17				10,115	20,229	36,412				2,000,041
William Burns		184,154	368,308	736,616
	5/11/17								7,709	98.87	230,037
	5/11/17							4,653			460,042
	5/11/17				2,327	4,653	8,375				460,042
Hugh K. Gagnier		173,923	347,846	695,693
	5/11/17								5,932	98.87	177,011
	5/11/17							3,581			354,053
	5/11/17				1,791	3,581	6,446				354,053
Joachim Heel		172,644	345,289	690,578
	5/11/17								6,033	98.87	180,025
	5/11/17							3,642			360,085
	5/11/17				1,821	3,642	6,556				360,085
Olivier Leonetti		236,250	472,500	945,000
	5/11/17								8,379	98.87	250,029
	5/11/17							5,058			500,084
	5/11/17				2,529	5,058	9,104				500,084

(1)	These amounts represent the threshold, target and maximum potential earnings under the 2017 Zebra Incentive Plan. The actual amounts earned in respect of 2017 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further discussion of the 2017 Zebra Incentive Plan.

(2)	These amounts represent the threshold, target and maximum number of shares of performance-vested restricted stock granted under Zebra’s long-term equity incentive plan on May 11, 2017. These awards are scheduled to vest on May 11, 2020 (having a three-year performance period ending on December 31, 2019). Please see “Compensation Discussion and Analysis” for further discussion of Zebra’s long-term equity incentive plan and the “Potential Payments Upon Termination of Employment or Change in Control” for further discussion of vesting terms upon certain termination events.

(3)	Represents shares of time-vested restricted stock granted under Zebra’s long-term equity incentive plan on May 11, 2017. These awards vest 100% on May 11, 2020. Please see “Compensation Discussion and Analysis” for further discussion of Zebra’s long-term equity incentive plan and the “Potential Payments Upon Termination of Employment or Change in Control” for further discussion of vesting terms upon certain termination events.

(4)	Represents the number of shares underlying SAR awards granted under Zebra’s long-term equity incentive plan on May 11, 2017. SARs become exercisable in 25% increments on each of the first four anniversaries of the grant date and expire on the seventh anniversary of the grant date. Please see “Compensation Discussion and Analysis” for further discussion of Zebra’s long-term equity incentive plan and the “Potential Payments Upon Termination of Employment or Change in Control” for further discussion of vesting terms upon certain termination events.

(5)	The base price equals the closing market price of our common stock on the date of grant or on the day immediately preceding grant.

(6)	The amounts included in this column were determined in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation and, in the case of performance-vested restricted stock awards, are calculated based on the probable satisfaction of the performance conditions. Please see Note 11, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

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Outstanding Equity Awards at 2017 Fiscal Year-End

	Option/SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Anders Gustafsson(3)
5/7/2009	40,000	0		19.56	5/7/2019
5/6/2010	120,299	0		27.82	5/6/2020
5/5/2011	54,484	0		41.57	5/5/2021
4/30/2012	62,289	0		38.79	4/30/2022
5/3/2013	36,201	0		46.07	5/3/2023
5/8/2014	14,619	4,874		74.72	5/8/2024
5/15/2015	10,595	10,596		108.20	5/15/2025
5/15/2015						14,418	1,496,588
5/15/2015(4)								15,588	1,618,034
5/12/2016	10,564	31,692		51.42	5/12/2026
5/12/2016						32,673	3,391,457
5/12/2016(5)								39,208	4,069,790
5/11/2017	0	33,514		98.87	5/11/2024
5/11/2017						20,229	2,099,770
5/11/2017(6)								20,229	2,099,770
William Burns(7)
6/8/2015	2,602	2,603		112.95	6/8/2025
6/8/2015						3,542	367,660
6/8/2015(4)								3,830	397,554
5/12/2016	2,766	8,301		51.42	5/12/2026
5/12/2016						8,557	888,217
5/12/2016(5)								10,268	1,065,922
5/11/2017	0	7,709		98.87	5/11/2024
5/11/2017						4,653	482,981
5/11/2017(6)								4,653	482,981

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	Option/SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Hugh K. Gagnier(8)
5/8/2014	0	1,365		74.72	5/8/2024
5/15/2015	2,309	2,310		108.20	5/15/2025
5/15/2015						3,143	326,243
5/15/2015(4)								3,398	352,712
5/12/2016	0	6,641		51.42	5/12/2026
5/12/2016						6,846	710,615
5/12/2016(5)								8,215	852,821
5/11/2017	0	5,932		98.87	5/11/2024
5/11/2017						3,581	371,708
5/11/2017(6)								3,581	371,708
Joachim Heel(9)
9/15/14	6,429	2,143		73.50	9/15/2024
5/15/2015	2,262	2,264		108.20	5/15/2025
5/15/2015						3,080	319,704
5/15/2015(4)								3,330	345,654
5/12/2016	2,213	6,641		51.42	5/12/2026
5/12/2016						6,846	710,615
5/12/2016(5)								8,215	852,821
5/11/2017	0	6,033		98.87	5/11/2024
5/11/2017						3,642	378,040
5/11/2017(6)								3,642	378,040
Olivier Leonetti(10)
11/17/2016	1,773	5,319		72.95	11/17/2026
11/17/2016						5,484	569,239
11/17/2016(5)								6,581	683,108
5/11/2017	0	8,379		98.87	5/11/2024
5/11/2017						5,058	525,020
5/11/2017(6)								5,058	525,020

(1)	These restricted stock awards cliff vest three years after the grant date.

(2)	The market value is based on the $103.80 closing price of our common stock on The NASDAQ Stock Market on December 29, 2017.

(3)	The stock appreciation right (“SAR”) granted on May 8, 2014 will vest with respect to 4,874 rights on May 8, 2018; the SAR granted on May 15, 2015 will vest with respect to 5,298 rights on each of May 15, 2018 and 2019; the SAR granted on May 12, 2016 will vest with respect to 10,564 rights on each of May 12, 2018, 2019 and 2020; and the SAR granted on May 11, 2017 will vest with respect to 8,378 rights on each of May 11, 2018 and 2019 and with respect to 8,379 rights on each of May 11, 2020 and 2021.

(4)	Represents the number of restricted shares that would vest on May 15, 2018 (and for Mr. Burns on June 8, 2018), based upon achievement of a threshold target CAGR of 2017 net sales over 2014 net sales and a threshold target of 2017 adjusted EBITDA margin.

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(5)	Represents the number of restricted shares that would vest on May 12, 2019, based upon achievement of a threshold target CAGR of 2018 net sales over 2015 net sales and a threshold target of 2018 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2018 adjusted EBITDA margin is as follows: Mr. Gustafsson – 58,811 shares; Mr. Burns – 15,403 shares; Mr. Gagnier – 12,323 shares; Mr. Heel – 12,323 shares; and Mr. Leonetti – 9,871 shares.

(6)	Represents the number of restricted shares that would vest on May 11, 2020, based upon achievement of a threshold target CAGR of 2019 net sales over 2016 net sales and a threshold target of 2019 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2019 adjusted EBITDA margin is as follows: Mr. Gustafsson – 36,412 shares; Mr. Burns – 8,375 shares; Mr. Gagnier – 6,446 shares; Mr. Heel – 6,556 shares; and Mr. Leonetti – 9,104 shares. See “Grants of Plan-Based Awards in 2017” table and footnote 2 to that table for a more detailed description of these awards.

(7)	The SAR granted on June 8, 2015 will vest with respect to 1,301 rights on June 8, 2018 and with respect to 1,302 rights on June 8, 2019; the SAR granted on May 12, 2016 will vest with respect to 2,767 rights on each of May 12, 2018, 2019 and 2020; and the SAR granted on May 11, 2017 will vest with respect to 1,927 rights on each of May 11, 2018, 2019 and 2019 and with respect to 1,928 rights on May 11, 2021.

(8)	The SAR granted on May 8, 2014 will vest with respect to 1,365 rights on May 8, 2018; the SAR granted on May 15, 2015 will vest with respect to 1,155 rights on each of May 15, 2018 and 2019; the SAR granted on May 12, 2016 will vest with respect to 2,213 rights on May 12, 2018 and with respect to 2,214 rights on each of May 12, 2019 and 2020; and the SAR granted on May 11, 2017 will vest with respect to 1,483 rights on each of May 11, 2018, 2019, 2020 and 2021.

(9)	The SAR granted on September 15, 2014 will vest with respect to 2,143 rights on September 15, 2018; the SAR granted on May 15, 2015 will vest with respect to 1,132 rights on each of May 15, 2018 and 2019; the SAR granted on May 12, 2016 will vest with respect to 2,213 rights on May 12, 2018 and with respect to 2,214 rights on each of May 12, 2019 and 2020; and the SAR granted on May 11, 2017 will vest with respect to 1,508 rights on each of May 11, 2018, 2019 and 2020 and with respect to 1,509 rights on May 11, 2021.

(10)	The SAR granted on November 17, 2016 will vest with respect to 1,773 rights on each of November 17, 2018, 2019 and 2020; and the SAR granted on May 11, 2017 will vest with respect to 2,094 rights on May 11, 2018 and with respect to 2,095 rights on each of May 11, 2019, 2020 and 2021.

Option/Stock Appreciation Right Exercises and Stock Vested

The table below sets forth information with respect to stock options and stock appreciation rights exercised by the named executive officers during 2017 and awards of restricted stock that vested in 2017.

Options and Stock Appreciation Rights Exercised and Stock Vested in 2017

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anders Gustafsson	65,000	3,967,961	13,384	1,294,099
William Burns	0	0	0	0
Hugh K. Gagnier	36,520	2,189,692	3,748	362,394
Joachim Heel	0	0	5,987	633,544
Olivier Leonetti	0	0	0	0
(1)	Value calculated as the difference between the market price of the underlying securities on the date of exercise and the exercise or base price of the exercised stock options or stock appreciation rights.

Non-Qualified Deferred Compensation

Pursuant to Zebra’s non-qualified deferred compensation plan, a named executive officer may defer, on a pre-tax basis, up to 50% of his base salary and annual incentive award. Deferred compensation balances are credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant under the plan. All credited amounts are unfunded general obligations of Zebra, and participants have no greater rights to payment than any unsecured general creditor of Zebra.

The value of a participant’s account changes based upon the performance of a participant’s selected benchmark investment funds. Account balances are paid either in a lump sum or in annual installments. The plan permits payment upon, among other things, a termination of employment or a change in control of Zebra. Zebra does not make contributions to the plan, but pays the costs of administration.

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 The table below shows the funds available under the plan and the 2017 rates of return.

Fund Name	2017 Rate of Return (%)
American Funds New Perspective Fund Class R-6 (RNPGX)	29.30
American Funds EuroPacific Growth Fund Class R-6 (RERGX)	31.17
Vanguard Extended Market Index Fund Institutional Shares (VIEIX)	18.12
Vanguard Federal Money Market Fund (VMFXX)	0.81
Vanguard Institutional Index Fund Institutional Shares (VINIX)	21.79
Vanguard Institutional Target Retirement 2015 Fund (VITVX)	11.50
Vanguard Institutional Target Retirement 2020 Fund (VITWX)	14.13
Vanguard Institutional Target Retirement 2025 Fund (VRIVX)	15.94
Vanguard Institutional Target Retirement 2030 Fund (VTTWX)	17.57
Vanguard Institutional Target Retirement 2035 Fund (VITFX)	19.14
Vanguard Institutional Target Retirement 2040 Fund (VIRSX)	20.73
Vanguard Institutional Target Retirement 2045 Fund (VITLX)	21.47
Vanguard Institutional Target Retirement 2050 Fund (VTRLX)	21.47
Vanguard Institutional Target Retirement 2055 Fund (VIVLX)	21.47
Vanguard Institutional Target Retirement 2060 Fund (VILVX)	21.42
Vanguard Institutional Target Retirement 2065 Fund (SXFX)	--
Vanguard Institutional Target Retirement Income Fund (VITRX)	8.54
LSV Value Equity Fund (LSVEX)	18.30
PIMCO Total Return Instl (PTTRX)	5.13
Royce Opportunity Fund Institutional Class (ROFIX)	22.02
T. Rowe Price International Discovery (PRIDX)	39.01
T. Rowe Price Small-Cap Stock (OTCFX)	15.27
Vanguard Total International Stock Index Fund Institutional Shares (VTSNX)	27.55
Vanguard Total Bond Market Index Fund Institutional Shares (VBTIX)	3.57
T. Rowe Price Institutional Large Cap Growth Fund (TRLGX)	37.82

Nonqualified Deferred Compensation for 2017

The table below sets forth information regarding the named executive officers’ participation in the plan in 2017.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Anders Gustafsson	0	0	0	0	0
William Burns	34,579	0	11,836	0	92,329
Hugh K. Gagnier	0	0	24,866	0	90,610
Joachim Heel	46,244	0	26,890	0	143,930
Olivier Leonetti	0	0	0	0	0
(1)	The amount(s) reported in this column are included in the summary compensation table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	The amount(s) reported in this column are not included in the summary compensation table.

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Employment Agreements

Zebra has employment agreements with each of the named executive officers. Mr. Gustafsson’s employment agreement is substantially the same as the agreements of Messrs. Burns, Gagnier, Heel and Leonetti, except as described below.

Messrs. Burns, Gagnier, Heel, and Leonetti

Messrs. Burns, Gagnier, Heel, and Leonetti are entitled to annual base salaries and are eligible to earn targeted annual incentive awards under Zebra’s annual incentive plan. Eligibility to receive equity-based compensation is determined in the sole discretion of the Compensation Committee.

If the officer terminates his employment for good reason or Zebra terminates his employment without cause and under circumstances other than death or disability, the officer will be entitled to (i) a severance payment equal to one-year continuation of base salary; (ii) a pro rata portion of his annual incentive for the year in which his employment terminates, if the incentive otherwise would have been earned; (iii) any unpaid previously earned annual incentive; (iv) a severance payment equal to 100% of the officer’s target annual incentive for the year in which employment terminates; (v) outplacement services not to exceed $32,000; and (vi) the continuation of coverage under Zebra’s medical and dental insurance plans, with Zebra contributing to the cost of such coverage at the same rate Zebra pays for health insurance coverage for its active employees under its group health plan, until the earlier of (a) one year after the date of termination, or (b) the officer becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations. “Cause” includes the commission, indictment or conviction of a felony or misdemeanor involving fraud or dishonesty; a material breach of the employment agreement; willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior; failure to materially comply with a direction of the Board; or breach of fiduciary duty to Zebra.

If the officer terminates employment for good reason or Zebra terminates the officer’s employment without cause, and the termination occurs within 120 days immediately preceding or one year following a “change in control,” then the officer will be entitled to all compensation and benefits set forth in the immediately preceding paragraph, except that the officer will receive a payment equal to two times base salary in lieu of one-year salary continuation, plus two times target annual incentive in lieu of one times, which payment would be payable within 60 days following the later of the change in control or termination of employment. A “change in control” includes (1) an acquisition by a person or group of 35% or more of Zebra’s common stock; (2) a change in a majority of the Board within a 24-month period; (3) the approval by our stockholders of a complete liquidation or dissolution of Zebra; or (4) the consummation of a reorganization, merger or consolidation of Zebra or sale or other disposition of all or substantially all of the assets of Zebra. “Good reason” includes a demotion to a lesser position or assignment of duties materially inconsistent with the officer’s position, status or responsibilities; a material breach by Zebra of the employment agreement; or a decrease in base salary (unless applied proportionally).

If payments or benefits exceed the threshold under Section 4999 of the Internal Revenue Code and an excise tax becomes due, the officer would be entitled to a gross-up payment such that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, that if the threshold under Section 4999 is exceeded by 10% or less, the total payments he would be entitled to would be reduced so that no excise tax would be due. Messrs. Burns, Heel and Leonetti are not entitled to a gross-up payment if payments exceed the 3X parachute payment threshold under the Internal Revenue Code. If the parachute payments would exceed the 3X threshold, then the payments will be cut back to an amount that is one dollar less than the threshold. However, this cut back would not be made if Mr. Burns, Mr. Heel or Mr. Leonetti, as applicable, would have more “after excise tax” dollars if he paid the excise tax.

Each officer is bound by non-competition and non-solicitation provisions until two years following termination, except Mr. Gagnier is bound for one year following termination. Each officer has agreed to confidentiality covenants during and after employment.

Mr. Gustafsson

Mr. Gustafsson’s employment agreement provides for a minimum base salary of $700,000, a target annual incentive equal to 100% of salary and a maximum annual incentive equal to 200% of salary. Mr. Gustafsson’s agreement also provides (i) that any decrease in Mr. Gustafsson’s starting date salary permits him to terminate his employment for good reason and (ii) if Mr. Gustafsson terminates employment for good reason or Zebra terminates his employment without cause and under circumstances other than death or disability, he will not receive outplacement services, the unvested portion of non-performance-based equity awards will vest immediately (unless otherwise expressly set forth in an award agreement, such as Mr. Gustafsson’s time-vested SAR and restricted stock award agreements granted in 2013, 2014, 2015 and 2016), the continuation of his salary will be for a period of two years, and, unless it is otherwise terminated, the continuation of healthcare coverage will be for a period of two years.

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Potential Payments upon Termination of Employment or Change in Control

Described below are the potential payments and benefits to which the named executive officers would be entitled from Zebra under their employment agreements, their equity award agreements, and Zebra’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2017. Amounts actually received would vary based on factors such as the date on which a named executive officer’s employment terminates and the price of our common stock on such date. The tables exclude payments and benefits that are provided on a non-discriminatory basis to full-time salaried employees, such as accrued salary and vacation pay.

The named executive officers are not entitled to any payments or benefits as a result of a termination of employment for cause.

RETIREMENT OR VOLUNTARY RESIGNATION

	Salary Severance	Incentive Severance	Earned Incentive	Accelerated Options and SARs	Accelerated Restricted Stock	Total
Name	($)	($)	($)(1)	($)	($)(2)	($)(3)
Anders Gustafsson	0	0	0	0	0	0
William Burns	0	0	0	0	0	0
Hugh K. Gagnier	0	0	0	0	0	0
Joachim Heel	0	0	0	0	0	0
Olivier Leonetti	0	0	0	0	0	0
(1)	Under the 2017 Zebra Incentive Plan, a participant may be paid any earned incentive award amount in the event of termination by reason of retirement, but not voluntary resignation. None of the named executive officers was eligible for retirement under the 2017 Zebra Incentive Plan.

(2)	Although none of the named executive officers was age 65 as of December 31, 2017, the time-vested restricted stock awards and performance-vested restricted stock awards granted in 2016 and 2017 provide for pro rata vesting for a termination of employment by reason of retirement on or after age 65 or prior to age 65 with the approval of the officer responsible for human resources. The performance-vested restricted stock awards would vest pro rata in accordance with the performance goals.

(3)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

DEATH OR DISABILITY

	Salary	Incentive	Earned	Accelerated	Accelerated
	Severance	Severance	Incentive	SARs	Restricted Stock	Total
Name	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)
Anders Gustafsson	0	0	1,819,014	471,101	7,702,271	9,992,387
William Burns	0	0	570,840	472,812	3,685,315	4,728,967
Hugh K. Gagnier	0	0	539,126	416,795	2,985,807	3,941,728
Joachim Heel	0	0	535,162	443,400	2,984,873	3,963,435
Olivier Leonetti	0	0	731,903	205,400	2,302,388	3,239,690
(1)	Under the 2017 Zebra Incentive Plan, participants are entitled to any earned incentive award amount in the event of termination of employment by reason of death or disability. The amount assumes termination of employment at year end and is based on actual performance.
(2)	Time-vested SARs accelerate vesting in full, except that Mr. Gustafsson’s 2017, 2016, 2015, and 2014 time-vested SAR awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the difference between the exercise price of each SAR and the $103.80 closing price of our common stock on The NASDAQ Stock Market on December 29, 2017 for the following number of in-the-money SARs: Mr. Gustafsson – 15,265; Mr. Burns – 16,010; Mr. Gagnier – 13,938; Mr. Heel – 14,817; and Mr. Leonetti – 13,698.
(3)	Time-vested restricted stock awards accelerate vesting in full, except that Mr. Gustafsson’s 2017, 2016, and 2015 time-vested restricted stock awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. For performance-vested restricted stock awards, the target number of shares accelerates, except that Mr. Gustafsson’s performance-vested restricted stock awards vest at target in a pro rata amount based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the $103.80 closing price of our common stock on The NASDAQ Stock Market on December 29, 2017, for the following number of shares of restricted stock: Mr. Gustafsson – 74,203; Mr. Burns – 35,504; Mr. Gagnier – 28,765; Mr. Heel – 28,756; and Mr. Leonetti – 22,181.
(4)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

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TERMINATION BY ZEBRA WITHOUT CAUSE OR BY OFFICER FOR GOOD REASON

					Accelerated	Medical,
	Salary	Incentive	Earned	Accelerated	Restricted	Dental,
	Severance	Severance	Incentive	SARs	Stock	Outplacement	Total
Name	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)
Anders Gustafsson	1,900,000	1,187,500	1,819,014	471,101	7,702,271	22,863	13,102,750
William Burns	463,500	370,800	570,840	0	1,927,462	47,915	3,380,517
Hugh K. Gagnier	437,750	350,200	539,126	0	1,607,966	43,431	2,978,473
Joachim Heel	463,500	347,625	535,162	0	1,598,831	47,915	2,993,033
Olivier Leonetti	525,000	472,500	731,903	0	698,989	48,215	2,476,607

(1)	The named executive officers are entitled to severance equal to salary for one year and one times target incentive, except Mr. Gustafsson, who is entitled to salary for two years and one times target incentive.
(2)	Under the 2017 Zebra Incentive Plan, and in accordance with the named executive officers’ employment agreements, the named executive officer may be paid an earned incentive award amount in the event of termination by Zebra without cause or termination by the named executive officer for good reason. The amount assumes termination of employment at year end and is based on actual performance.
(3)	Mr. Gustafsson’s 2017, 2016, 2015, and 2014 time-vested SAR awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. At December 31, 2017, 15,265 in-the-money SARs held by Mr. Gustafsson would have accelerated vesting. The amount reflects the difference between the $103.80 closing price of our common stock on The NASDAQ Stock Market on December 29, 2017 and the base price of each SAR.
(4)	Time-vested restricted stock awards granted in 2017, 2016 and 2015 to all executives vest pro rata based on the number of days from the grant date through and including the date of termination of employment. Performance-vested restricted stock awards granted in 2016 and 2015 to executives accelerate vesting in accordance with the performance-based vesting goals on a pro rata basis. Because no portion of the performance periods ending December 31, 2018 or December 31, 2019 has been completed as of December 31, 2017, the 2017 performance-vested restricted stock awards granted to executives are reflected in the table on a pro-rata basis at target performance. The performance-vested restricted stock awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the $103.80 closing price of our common stock on The NASDAQ Stock Market on December 29, 2017 for the following number of shares of restricted stock: Mr. Gustafsson – 74,203; Mr. Burns – 18,569; Mr. Gagnier – 15,491; Mr. Heel – 15,403; and Mr. Leonetti – 6,734.
(5)	The named executive officers are entitled to healthcare and dental coverage for up to one year and outplacement services with a value up to $32,000, except Mr. Gustafsson, who is entitled to healthcare and dental coverage for up to two years, but no outplacement services.
(6)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

TERMINATION BY ZEBRA WITHOUT CAUSE OR BY OFFICER FOR GOOD REASON CONCURRENTLY WITH A CHANGE IN CONTROL(1)

						Medical,
	Salary	Incentive	Earned	Accelerated	Restricted	Dental,	Excise Tax
	Severance	Severance	Incentive	SARs	Stock	Outplacement	Gross Up	Total
Name	($)(2)	($)(2)	($)(3)	($)(4)(5)	($)(4) (6)	($)(7)	($)(8)	($)(9)
Anders Gustafsson	1,900,000	2,375,000	1,819,014	1,966,987	13,975,632	22,863	0	22,059,496
William Burns	927,000	741,600	570,840	472,812	3,685,315	47,915	0	6,445,482
Hugh K. Gagnier	875,500	700,400	539,126	416,795	2,985,807	43,431	0	5,561,059
Joachim Heel	927,000	695,250	535,162	443,400	2,984,873	47,915	0	5,633,600
Olivier Leonetti	1,050,000	945,000	731,903	205,400	2,302,388	48,215	0	5,282,905
(1)	The named executive officers are entitled to the severance amounts and earned incentive award, if any, if Zebra terminates the named executive officer’s employment without cause or the named executive officers terminate employment for good reason within 120 days before or one year after a change in control, commonly referred to as a “double trigger.” The meanings of change in control, good reason and cause are set forth under “Employment Agreements” above.
(2)	The named executive officers, including Mr. Gustafsson, are entitled to severance equal to two times salary and target incentive.
(3)	Under the 2017 Zebra Incentive Plan, participants are entitled to any earned incentive award amount in the event of termination by Zebra without cause or, in accordance with the named executive officers’ employment agreements, termination by the named executive officer for good reason in the event of a change in control. The amount assumes termination of employment at year end and is based on actual performance.
(4)	Under the 2011 Long-Term Incentive Plan and the 2015 Long-Term Incentive Plan (collectively the “LTIPs”), if pursuant to a change in control of Zebra effective December 31, 2017 stockholders receive consideration consisting solely of publicly traded common stock and outstanding equity awards are assumed or provision is made for the continuation of these awards after the change in control, then such awards will continue in accordance with their terms. These awards, however, also provide that if the participant’s employment is terminated by the participant for good reason or by Zebra without cause after the change in control, then vesting of the awards will accelerate. Because Securities and Exchange Commission rules require that we assume a termination of employment occurs concurrently with a change in control, the amounts set forth in the table includes equity awards that under the LTIPs contain “double trigger” acceleration provisions.
(5)	The following number of unvested in-the-money SARs held by the named executive officers would be accelerated as a result of a change in control and concurrent termination of employment on December 31, 2017: Mr. Gustafsson – 70,080; Mr. Burns – 16,010; Mr. Gagnier – 13,938; Mr. Heel – 14,817; and Mr. Leonetti – 13,698. The amounts reflect the difference between the $103.80 closing of our common stock on The NASDAQ Stock Market on December 29, 2017 and the base price of each SAR.

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(6)	The following total number of unvested shares of restricted stock held by the named executive officers would be accelerated as a result of a change in control and concurrent termination of employment on December 31, 2017: Mr. Gustafsson – 134,640; Mr. Burns – 35,504; Mr. Gagnier – 28,765; Mr. Heel – 28,753; and Mr. Leonetti – 22,181. Performance-vested restricted stock awards granted in 2017, 2016, and 2015 vest at the target number of shares. The amounts reflect the $103.80 closing price of our common stock on The NASDAQ Stock Market on December 29, 2017.
(7)	The named executive officers are entitled to healthcare and dental coverage for up to one year and outplacement services with a value up to $32,000, except Mr. Gustafsson, who is entitled to healthcare and dental coverage for up to two years, but no outplacement services.
(8)	Represents estimated tax gross ups on severance, accelerated options, SARs and restricted stock, and healthcare and dental benefits.
(9)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

CEO Pay Ratio

Identification of Median Employee

To identify the median employee, we used a valid statistical sampling method. We selected a median pool of employees from the overall population, including the identified median employee.

We compiled a list of all full-time, part-time, temporary, and seasonal employees who were employed on November 1, 2017, including employees working inside and outside the United States, but excluding Mr. Gustafsson who served as CEO for all of 2017. As permitted according to SEC guidance, we determined the median pool of employees based on a consistently applied compensation measure, which was target total cash compensation. We define target total cash compensation as base wages and annual incentives at target payable in cash during 2017.

On November 1, 2017 Zebra had 7,161 employees worldwide. Under the five percent de minimis exception established by the SEC, the countries and applicable number of employees that were excluded are as follows:

Country Name	Headcount	Country Name	Headcount
Argentina	14	Kazakhstan	2
Austria	12	Kenya	1
Belgium	10	Morocco	1
Denmark	8	New Zealand	3
Egypt	2	Norway	4
Finland	2	Portugal	4
France	86	Romania	4
Germany	74	Saudi Arabia	5
Greece	2	Serbia	4
Hong Kong	5	Spain	31
Hungary	4	Switzerland	3
Indonesia	4	Thailand	9
Israel	6	Ukraine	1
Italy	32	United Arab Emirates	14

From the remaining 6,813 employees, we determined the median individual based on estimated target total cash compensation, and selected a medianable pool of 451 employees (more than six percent (6%) of our total employee population). We reviewed the pool of medianable employees to determine if it over-represented or under-represented any countries and determined that the pool included a representative mix of employees.

We then obtained actual total cash compensation recorded during 2017 via payroll data for the pool of medianable employees. We identified the median employee by referencing the actual payroll data and calculated such employee’s annual total compensation using the same methodology that we use to determine the annual total compensation, as reported above in the Summary Compensation Table.

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CEO Pay Ratio Calculation

For 2017,

●	the total annual compensation of the employee identified at the median of all of our employees, other than Mr. Gustafsson, our CEO, was $71,079; and
●	Mr. Gustafsson’s annual total compensation, as reported in the Summary Compensation Table, was $7,791,579.
●	Based on this information, the ratio of the annual total compensation of Mr. Gustafsson to the median of the annual total compensation of all employees was estimated to be 110 to 1.

Our methodology may differ materially from the methodology used by other companies to prepare their CEO pay ratio, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry or peer group.

Equity Compensation Plan Information

The following table provides information related to Zebra’s equity compensation plans as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,918,016	(1)	$65.9163	2,360,407	(2)
Equity Compensation Plans Not Approved by Security Holders	0		0	0
TOTAL	1,918,016		$65.9163	2,360,407

(1)	Reflects shares of Zebra common stock issuable pursuant to outstanding options and stock appreciation rights under the 2006 Incentive Compensation Plan, 2011 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan.
(2)	Reflects the number of shares available under the 2015 Long-Term Incentive Plan (“2015 LTIP”) (1,437,435 shares) and 2011 Employee Stock Purchase Plan (922,972 shares). All of the shares under the 2015 LTIP are available for any award made under the 2015 LTIP, including options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units.

Compensation Committee Interlocks and Insider Participation

Only independent directors served on the Compensation Committee during 2017. None of the members of the Compensation Committee (i) has ever been an officer or other employee of Zebra or (ii) has any relationship requiring disclosure under Item 404 of the Security and Exchange Commission’s Regulation S-K. No executive officer of Zebra served in 2017 on the compensation committee or similar body of any organization that determined compensation payable to any member of the Compensation Committee.

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Proposal 2	Advisory Vote to Approve Compensation of Named Executive Officers

Zebra is seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission. This is known as a “say-on-pay” proposal. At Zebra’s 2017 Annual Meeting of stockholders, the proposal was approved by 96.6% of the votes cast for or against the proposal. At the 2017 Annual Meeting, our stockholders indicated a preference of holding an annual say on pay vote.

We ask our stockholders to approve the following resolution:

“Resolved, that the compensation of the named executive officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary-Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

As described in detail under “Executive Summary — Compensation Discussion and Analysis” and “Compensation Discussion and Analysis,” our total rewards and executive compensation programs are designed to attract, retain, motivate, develop and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate and individual goals, and the realization of increased stockholder value.

Our Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Compensation Committee also regularly reviews its own processes to ensure alignment with its charter and regulatory requirements. This review includes such topics as peer group and survey compensation review analysis, total rewards philosophy, Compensation Committee charter review and a compensation risk assessment.

We are asking our stockholders to approve our named executive officer compensation as described in this proxy statement. This proposal gives you the opportunity to express your view on the compensation of our named executive officers. This stockholder vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We ask you to vote “FOR” the approval of the resolution included above.

This vote is advisory, and therefore not binding on Zebra, our Compensation Committee, or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the results of the vote, as appropriate, in making future decisions regarding the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Proposal 3	Approval of 2018 Long-Term Incentive Plan

We believe that stock-based incentive compensation is integral to our compensation program. Stock-based compensation links employee interests with stockholder interests throughout our organization and motivates our employees to act as owners of the business and focus on its long-term success. Such compensation also advances the interests of Zebra and its stockholders by rewarding personnel for their long-term contributions to Zebra’s financial success and motivating them to continue to make such contributions in the future. Annually, Zebra grants equity awards to employees at the director level and above, or approximately 7% of its employees. In addition, Zebra grants equity awards to employees up to senior managers on a discretionary basis.

The Board of Directors has approved and asks our stockholders to approve the 2018 Long-Term Incentive Plan (the “LTIP”) at the annual meeting. If approved by stockholders, the LTIP will become effective on the date of stockholder approval. In the event that the Plan is not approved by the stockholders, the LTIP would be null and void. The Plan would supersede and replace the Zebra Technologies Corporation 2015 Long-Term Compensation Plan (the “Prior Plan”), except that the Prior Plan would remain in effect with respect to outstanding awards under the Prior Plan until those awards have been exercised or otherwise terminated. As of March 1, 2018, 1,394,560 shares were available for new awards under the Prior Plan and awards with respect to 1,119,225 shares were outstanding.

If stockholders approve the LTIP, no additional grants will be made under the Prior Plan after the date of stockholder approval and any shares then available for new awards under the Prior Plan will no longer be available under the Prior Plan or the LTIP. The Board believes the LTIP is in the best interests of Zebra because it links long-term incentive compensation to Zebra’s financial performance and will enable Zebra to attract, retain, motivate and reward key personnel. The Board approved the LTIP on March 7, 2018 after receiving the recommendation of our Compensation Committee to approve the LTIP. The LTIP would become effective upon obtaining stockholder approval.

Burn Rate and Dilution

Based on 3,800,000 shares available under the LTIP, we do not believe the LTIP will result in excessive burn rate or dilution to stockholders. We manage our burn rate and long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Management and our Compensation Committee carefully monitor our share dilution and equity expense by granting only the appropriate fair value of equity incentive awards that it believes are necessary to attract, reward and retain employees.

Our historical burn rate has been below the Burn Rate Cap established by Institutional Shareholder Services for our General Industry Classification (Technology and Hardware). The following table sets forth information regarding historical awards granted and earned for the 2015 through 2017 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted-average common shares outstanding for that year, for each of the last three fiscal years.

	2017	2016	2015
Total SARs Granted	402,029	627,971	332,159
Total Time-Vested Restricted Stock, RSUs and Performance-Vested Restricted Stock Granted	201,658	500,518	305,782
Annual Adjusted Burn Rate	1.52%	3.16%	1.85%
Three-Year Average Burn Rate		2.18%
ISS Burn Rate Cap for GICS Code 4520		6.16%

We believe that our Three-Year Average Burn Rate is reasonable in light of the increase in the size of Zebra from $1.038 billion in revenue in 2013 to over $3.7 billion in 2017, the increase in our total employee population from approximately 2,500 in 2014 to approximately 7,000 today, and in turn the increase in the number of employees eligible for stock-based compensation, resulting from our acquisition of the Enterprise solutions business from Motorola Solutions, Inc. in October 2014.

Similarly, any dilution resulting from the LTIP is reasonable and not excessive. Zebra’s dilution is 12.23% on basic dilution and 10.90% on full dilution. We define dilution as shares which are not subject to outstanding equity awards, plus issued and outstanding shares under the Prior Plan (i.e., performance and time vested restricted stock awards) and plus shares available under the LTIP, the Prior Plan and the 2011 Long-Term Incentive Plan. In addition to achieving the objectives stated above about our compensation program and philosophies, the LTIP would provide Zebra with the flexibility to continue making stock-based grants over at least the next three to four years in amounts determined appropriate by the Compensation Committee and aligned to peer group benchmarking.

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Purpose

The purpose of the LTIP is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Company, by motivating such persons to contribute to the growth and profitability of the company, by aligning their interests with the interests of the Company’s stockholders, and by rewarding such persons for their services by tying a portion of their total compensation package to the success of the Company.

Under the LTIP, we may grant non-qualified options to purchase shares of Zebra’s common stock, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, performance shares, and performance units.

Approximately 471 officers, other employees, non-employee directors and consultants are eligible to participate in the LTIP. The closing price of Zebra’s common stock on March 23, 2018, was $136.35.

Reference is made to Exhibit A to this Proxy Statement for the complete text of the LTIP, which is summarized below.

Summary of the LTIP

Administration	The Compensation Committee, consisting of at least two members of the Board who are both non-employee directors of Zebra within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, will administer the LTIP. The Board will administer the LTIP for purposes of granting awards to non-employee directors and for approving, after receiving the recommendation of the Compensation Committee, awards to the CEO.
The Compensation Committee will select eligible persons to receive awards and determine the form, amount and timing of each award and all other terms and conditions of each award, including the number of shares, SARs or units subject to an award and the vesting or performance for an award.
The Compensation Committee may delegate the administration of the LTIP other than certain matters relating to awards to persons who are subject to Section 16 of the Securities Exchange Act of 1934 or who are non-employee directors.
The Compensation Committee will, subject to the terms of the LTIP, interpret the LTIP and establish rules and regulations it deems necessary or desirable for the administration of the LTIP and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All determinations and decisions made by the Compensation Committee and all related orders and resolutions of the Board will be final, conclusive and binding on all persons.
Effective Date, Termination and Amendment	The LTIP will become effective as of May 17, 2018, if approved by stockholders at the annual meeting and will terminate on the tenth anniversary of the effective date, unless terminated earlier by the Board. The Board may amend the LTIP, subject to any requirement of stockholder approval required by law, the rules of NASDAQ or as determined by the Board.
Shares Available	An aggregate of 3,800,000 shares of common stock will be available under the LTIP, subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event. The number of available shares will be reduced by the aggregate number of shares of common stock which become subject to outstanding awards. The LTIP does not provide for the “recycling” of shares that are not issued or delivered by reason of the termination of an award or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price or tax withholding obligations relating to the award.
The maximum annual grant date fair value of an award made to a non-employee director is limited to $400,000, excluding any grants made to non-employee directors in connection with his or her initial appointment or election to the Board.

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Stock Options	The Compensation Committee will determine:
	(i)	whether an option is an incentive stock option or non-qualified stock option,
	(ii)	the number of shares subject to the option and the purchase price per share, which may not be less than 100% of the fair market value of a share on the date of grant,
	(iii)	the period during which the option may be exercised, which may not be later than ten years after the date of grant in the case of an incentive stock option,
	(iv)	whether such option is exercisable in whole or in part,
	(v)	whether the option may be exercised by paying cash or delivering previously owned shares, and
	(vi)	whether the option is subject to specified performance goals during an applicable performance period.
Incentive Stock Options	Each incentive stock option will be exercisable for no more than ten years after its date of grant, unless the option holder owns greater than ten percent of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the common stock on its date of grant, unless the option holder is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value. Subject to the requirements of the Code, all of the terms relating to the exercise or cancellation of an incentive stock option (and tandem SAR) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.
Stock Appreciation Rights	A SAR entitles the holder to receive, upon exercise, shares (which may be restricted stock or RSUs), cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share on the date of exercise over the grant price of such SAR. The Compensation Committee will determine:
	(i)	the number of SARs subject to the award and the grant price of the SAR, which may not be less than 100% of the fair market value of a share on the date of grant,
	(ii)	the period during which the SAR may be exercised,
	(iii)	whether the SAR is exercisable in whole or in part,
	(iv)	whether the SAR may be exercised for shares (including restricted stock or RSUs), cash or a combination thereof, and
	(v)	whether the SAR is subject to specified performance goals during an applicable performance period.
No Repricing of Options or Stock Appreciation Rights	Subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event, the terms of an outstanding option or SAR may not be amended to reduce the exercise price or grant price, and no option or SAR may be canceled in exchange for cash, other awards or options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original option or SAR without the approval of a majority of the votes cast affirmatively or negatively by stockholders at a meeting in which the reduction of such exercise price or grant price, or the cancellation and regranting of an award, is considered for approval.
Restricted Stock and Restricted Stock Unit Awards	The LTIP provides for the grant of (1) stock awards which may be subject to a restriction period (“restricted stock”) and (2) RSU awards, which are rights to receive a share, or an equivalent cash value, that is subject to a restriction period. An award of restricted stock or RSUs may be subject to specified performance goals during an applicable performance period. The Compensation Committee will determine:
	(i)	whether an award will be in restricted stock or RSUs,
	(ii)	the number of shares or RSUs subject to the award,
	(iii)	the length of the restriction period, and
	(iv)	the performance goals, if any (e.g., net sales and cash flows).
Unless otherwise set forth in the award agreement, the holder of a restricted stock award (but not an RSU award) will have voting rights and will have the right to receive dividends with respect to the shares of restricted stock.

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Performance Awards, Performance Units and Performance Share Awards	The LTIP also provides for the grant of performance awards, performance unit awards and performance share awards. A performance award is a right, contingent upon the attainment of performance goals within a performance period, to receive an amount in cash that has an initial value specified in the award agreement. A performance unit award is a right, contingent upon the attainment of performance goals within a performance period, to receive an amount that has an initial value equal to the fair market value of a share on the grant date, which amount may be paid in a share (which may be restricted stock or an RSU), or in lieu of all or a portion thereof, the fair market value of a share in cash. A performance share award is a right, contingent upon the attainment of performance goals within a performance period, to receive one share (which may be restricted stock or an RSU), or in lieu of all or a portion thereof, the fair market value of a share in cash.
Prior to the settlement of a performance unit award or performance share award in shares of common stock, the holder of the award will have no rights as a stockholder of Zebra with respect to the shares of common stock subject to the award. The Compensation Committee will determine:
	(i)	the initial cash value, or number of performance units or shares subject to the award,
	(ii)	the performance goals,
	(iii)	the length of the performance period, and
	(iv)	whether the performance units or performance shares may be settled in shares, cash or a combination thereof.
Performance Goals	Under the LTIP, the vesting or payment of performance awards, performance units, performance shares and certain awards of restricted stock or RSUs will be subject to the satisfaction of certain performance goals. The Compensation Committee will establish performance goals applicable to awards. Performance goals may include one or more of the following measurements: revenue; primary or fully-diluted earnings per share; EBITDA; pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to Zebra or Zebra’s business, or any combination thereof. Performance goals may be based on one or more business criteria, one or more business units or divisions of Zebra or the applicable sector, or Zebra as a whole, and comparison with a peer group of companies.
Non-Transferability of Awards	Unless otherwise specified in the agreement relating to an award, no award may be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Zebra.

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Termination of Employment	Each award agreement will set forth the extent to which a participant will have the right to exercise the option or SAR or to receive or settle unvested restricted stock, RSUs, performance awards, performance units or performance shares following termination of employment, service as a non-employee director, or consulting arrangement. If the award agreement does not include termination of employment or service provisions, then the vesting and exercisability of the awards are handled in the following manner based on the reason for termination:
	●	Death or disability:
		○	Options and SARs – acceleration of exercisability of any unexercisable options or SARs, which may then be exercised until the earlier of the expiration date of the option or SAR and the date which is 12 months after such termination
		○	Restricted stock and RSUs – full acceleration of vesting of any unvested shares or RSUs
		○	Performance awards, performance units and performance shares – full acceleration of an the greater of a banked number of performance awards, performance units and performance shares and the number of performance awards, performance units and performance shares determined based on the vesting percentage determined under generally accepted accounting principles
	●	Retirement or by the Company other than for cause:
		○	Options and SARs – acceleration of exercisability of a pro rata portion of any unvested options and SARs, minus any options or SARs that vested previously, that may then be exercised until the earlier of the expiration date of the option or SAR and, in the case of retirement, the date which is 12 months after such termination or, in the case of termination by the Company other than for cause, the date that is 90 days after such termination
		○	Restricted stock and RSUs – acceleration of a pro rata portion of the restricted stock and RSUs minus any restricted stock or RSUs that previously vested
		○	Performance awards, performance units and performance shares – acceleration of a pro rata portion of the greater of a banked number of performance awards, performance units and performance shares and the number of performance awards, performance units and performance shares determined based on the vesting percentage determined under generally accepted accounting principles
	●	By the Company for cause – immediate forfeiture of the award regardless of the type of award, including any previously vested but unexercised options and SARs
	●	For any reason other than death, disability, retirement, by the Company other than for cause or for cause (e.g., resignation):
		○	Option or SAR being exercisable only to the extent exercisable on the date of termination until the earlier the expiration date of the option or SAR and the date which is 90 days after such termination
		○	Restricted stock and RSUs – immediate forfeiture of any unvested shares
		○	Performance awards, performance units and performance shares – immediate forfeiture of any unvested awards, units or shares
Change in Control-Definition	A change in control means:
	(i)	an acquisition by a person or group of 35% or more of the shares of common stock of Zebra (other than an acquisition directly from or by Zebra, by a Zebra benefit plan or certain reorganizations, merger or consolidations),
	(ii)	a change in a majority of the Board,
	(iii)	the consummation of a reorganization, merger or consolidation or sale of all or substantially all of Zebra’s assets (unless the stockholders receive 50% or more of the stock of the company resulting from such transaction and no person or group owns 35% or more of the shares after the transaction), or
	(iv)	a liquidation or dissolution of Zebra.

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Effect of Change in Control- Double Trigger v. Cash-out	If pursuant to a change in control stockholders receive consideration consisting solely of publicly traded common stock and outstanding options, SARs, restricted stock awards and RSU awards are assumed or provision is made for the continuation of outstanding options, SARs, restricted stock awards and RSU awards after the change in control, then all outstanding time-vested options, SARs, restricted stock awards and RSU awards will continue in accordance with their terms; provided, that if a holder’s employment with Zebra and its subsidiaries is terminated by the holder for good reason or by Zebra or any subsidiary without cause on or after the change in control, then all outstanding options and SARs held by the holder will become exercisable in full and, along with any then unexercised portions of such options and SARs, will remain exercisable through the remaining term of such options and SARs, and all outstanding restricted stock and RSU awards held by the holder will become fully vested. In addition, all outstanding performance-based awards will become fully vested upon the occurrence of a change in control, the performance goals will be deemed to be satisfied at the higher of the banked amount of awards, shares or units or the target number of awards, shares or units multiplied by the vesting percentage used by the Company when determining compensation expense under generally accepted accounting principles, and any options and SARs as to which a performance period lapses will remain exercisable through the remaining terms of the options and SARs.
All other changes in control would result in a cash-out of awards where each outstanding award will be surrendered to Zebra by the holder, and such award will immediately be canceled, and the holder will receive, within ten days of the occurrence of the change in control, a cash payment from Zebra (or any successor) in an amount equal to:
	●	Option and Non-tandem SAR – the number of shares then subject to such option or SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby the change in control takes place or (B) the fair market value of a share on the date of occurrence of the change in control, over the exercise price of the option or grant price of the SAR
	●	Restricted stock award or RSU award – the number of shares or number of units, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby the change in control takes place or (B) the fair market value of a share on the date of occurrence of the change in control
	●	Performance awards, performance units, and performance shares – the higher of (A) the banked amount of awards, shares or units or (B) the target number of awards, shares or units multiplied by the vesting percentage used by the Company when determining compensation expense under generally accepted accounting principles multiplied by (2) the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby the change in control takes place or (B) the fair market value of a share on the date of occurrence of the change in control

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Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the LTIP.

Option	At the time of option grant, a participant will not recognize taxable income and Zebra will not be entitled to a tax deduction.
Upon exercise of a non-qualified stock option, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the excess of the fair market value of the shares purchased over their exercise price, and Zebra will be entitled to a corresponding deduction, subject to any limitations on deductibility for “covered persons” under Section 162(m) of the Code.
Upon exercise of an incentive stock option, a participant will not recognize income (except for purposes of the alternative minimum tax).
If the shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Zebra will not be entitled to any deduction. If, however, those shares are disposed of within such two-year period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon the disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and Zebra will be entitled to a corresponding deduction, subject to any limitations on deductibility for “covered persons” under Section 162(m) of the Code.
SAR	At the time of SAR grant, a participant will not recognize taxable income and Zebra will not be entitled to a tax deduction.
Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Zebra. This amount is deductible by Zebra as compensation expense, subject to any limitations on deductibility for “covered persons” under Section 162(m) of the Code.
Restricted Stock or RSU	At the time of award grant, a participant will not recognize taxable income and Zebra will not be entitled to a tax deduction. The participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized upon the lapse of restrictions is deductible by Zebra as compensation expense, subject to any limitations on deductibility for “covered persons” under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and Zebra will be entitled to a corresponding deduction, subject to any limitations on deductibility for “covered persons” under Section 162(m) of the Code.
Performance Awards, Performance Units, or Performance Shares

A participant will not recognize taxable income at the time performance awards, performance units or performance shares are granted and Zebra will not be entitled to a tax deduction at that time.

Upon the settlement of performance awards, units or shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Zebra. This amount is deductible by Zebra as compensation expense, subject to any limitations on deductibility for “covered persons” under Section 162(m) of the Code.

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Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and Zebra would be denied a deduction with respect to, any “excess parachute payments.”

Section 409A of the Code. Section 409A of the Code (“Section 409A”) establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of premature income tax and a 20% excise tax on the individual entitled to receive the deferred compensation. Certain awards granted under the LTIP may constitute deferred compensation subject to Section 409A. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus l% on the tax that should have been paid on the amount of the original deferral and any related earnings, and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral. It is intended that the provisions of the LTIP either satisfy the requirements of Section 409A or fall within an exemption from Section 409A. Zebra reserves the right to amend the LTIP and outstanding award agreements as the company determines in good faith to be necessary to comply with the requirements of Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2018 LONG-TERM INCENTIVE PLAN.

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Report of the Audit Committee

The Audit Committee of Zebra’s Board of Directors is comprised of four directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Mr. Smith, Chair, and Messrs. Ludwick, Modruson and Manire.

The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that Zebra’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The Committee also discussed with the independent accountants the matters required to be discussed by applicable accounting standards. The Audit Committee received the written disclosures and letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence.

The Audit Committee recommended that the Board of Directors include the audited financial statements of Zebra in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. This recommendation was based on the Audit Committee’s review and discussions with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation described above.

Audit Committee

Michael A. Smith, Chair

Andrew K. Ludwick

Ross W. Manire

Frank Modruson

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Fees of Independent Auditors

Ernst & Young LLP acted as the principal independent auditor for Zebra during 2017 and 2016. The firm also provided certain audit-related, tax and permitted non-audit services. The Audit Committee pre-approves all audit, audit-related, tax and permitted non-audit services performed for Zebra by its independent auditors. In 2017 and 2016, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No impermissible non-audit services were rendered by Ernst & Young LLP to Zebra in 2017 or 2016.

Zebra paid Ernst & Young LLP the following fees and expenses for services provided for the years ended December 31, 2017 and 2016:

Fees	2017	2016
Audit Fees(1)	$6,001,760	$7,294,235
Audit-Related Fees	2,000	40,600
Tax Fees(2)	718,090	5,022,531
All Other Fees
TOTAL	$6,721,850	$12,357,366
(1)	Consists of fees for the audit of Zebra’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Also includes fees for the 2017 and 2016 audits of internal control over financial reporting. 2016 audit fees also include fees attributed to the restatement of the Company’s 2015 Form 10-K and the 2016 first and second quarter Form 10-Qs.
(2)	For 2017, tax advice, tax planning and tax consulting fees were $718,090, of which $546,300 related to Zebra’s international holding company restructuring. Zebra did not have any fees with Ernst & Young for tax compliance and tax preparation in 2017. For 2016, tax compliance and tax preparation fees were $450,000 and tax advice, tax planning and tax consulting fees were $4,572,531, of which $2,520,010 related to Zebra’s international holding company restructuring.

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Proposal 4	Ratification of Appointment of Independent Auditors

The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of Zebra’s financial statements for the year ending December 31, 2018. Ernst & Young LLP has served as Zebra’s independent certified public accountants since 2005.

The Board gives stockholders the opportunity to express their opinions on the matter of auditors for Zebra, and, accordingly, is submitting a proposal to ratify the Audit Committee’s appointment of Ernst & Young. If this proposal does not receive the affirmative vote of a majority of the votes cast at the annual meeting, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Ernst & Young.

Zebra expects that representatives of Ernst & Young will be present at the meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2018.

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Executive Officers

The following information identifies and gives other information about our executive officers, other than Anders Gustafsson, our CEO, about whom information is given above under “Proposal 1- Election of Directors.”

William Burns Senior Vice President, Enterprise Visibility and Mobility Age: 50	Mr. Burns joined Zebra in 2015 to lead its largest business unit as Senior Vice President, Enterprise Visibility and Mobility, which includes mobile computing, data capture and RFID solutions, as well as Zebra’s chief technology office. Mr. Burns served as chief executive officer of Embrane, a Silicon Valley-based venture capital backed start-up, which was acquired by Cisco in April 2015. Prior to joining Embrane, Mr. Burns served as chief executive officer of Spirent Communications, a global leader in test and measurement solutions publically traded on the London Stock Exchange. He has also held various executive and sales leadership roles at Tellabs, Inc., now Coriant. Mr. Burns has a MBA from Temple University, a B.S. degree in business administration from Misericordia University, and an associate’s degree in engineering from Pennsylvania State University.

Michael Cho Senior Vice President, Corporate Development Age: 49	Mr. Cho joined Zebra in 2010 and served as Vice President, Strategy from 2010 until 2011 and Vice President, Corporate Development from 2011 until 2013. From 2008 to 2010 he served as Vice President, Business Development, of the Healthcare division of Amcor Limited, a global packaging company. Prior to that, Mr. Cho served from 2007 to 2008 as Vice President, Business Development of CommScope Inc., a global communications solutions company. From 2005 to 2007, Mr. Cho served as Vice President, Business Development of the Antenna & Cable Products Group at Andrew Corporation, which he joined in 2004 as Director, Corporate Development & Strategy. From 1999 to 2004 Mr. Cho was a consultant with McKinsey & Company. Mr. Cho received an MBA from Harvard Business School and a B.S. in Finance from the University of Illinois at Urbana-Champaign.

Hugh K. Gagnier Senior Vice President, Operations Age: 62	Mr. Gagnier has served as Zebra’s Senior Vice President Asset Intelligence and Tracking since 2014. He served as Senior Vice President, Operations from 2011 to 2014. He previously served as Senior Vice President, Operations of our Specialty Printer Group from 2006 to 2011. Mr. Gagnier joined Zebra as Vice President and General Manager upon Zebra’s merger with Eltron International, Inc. in 1998. At Eltron, he was President and Chief Operating Officer. Mr. Gagnier received a B.S. degree in Mechanical Engineering from the University of Southern California.

Joachim Heel Senior Vice President, Global Sales Age: 52	Mr. Heel joined Zebra in 2014 to lead Zebra’s global sales team as Senior Vice President, Global Sales. Previously, Mr. Heel served as vice president of enterprise sales at IBM, where he oversaw the sales of the company’s product and services portfolio in Germany, Austria and Switzerland and, later, for the U.S. Midwest region. He is the former senior vice president of global services for Avaya, a provider of business collaboration and communications solutions, as well as for Sun Microsystems, which was later acquired by Oracle Corporation. Earlier in his career, Mr. Heel was a partner at McKinsey & Company, where he worked for 13 years. Mr. Heel received MBA and M.S. degrees from the University of Karlsruhe in Germany and a Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

Jim Kaput Senior Vice President, General Counsel and Corporate Secretary Age: 57	Mr. Kaput joined Zebra in 2009 as its Senior Vice President, General Counsel and Corporate Secretary. From 2008-2009, he served as Counsel to the Chairman of the Securities and Exchange Commission. Mr. Kaput was Senior Vice President and General Counsel of The ServiceMaster Company, a consumer services company, from 2000 to 2007. Mr. Kaput received his JD from Cornell University School of Law and his B.S. from The University of Pennsylvania.

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Olivier Leonetti Chief Financial Officer Age: 53	Mr. Leonetti joined Zebra in November 2016 as its Chief Financial officer. Mr. Leonetti joined Zebra from Western Digital, an industry-leading provider of storage technologies and solutions with $13 billion in revenue for fiscal year ended July 1, 2016. In that role, Mr. Leonetti was responsible for all finance functions, including accounting, tax, treasury, financial planning and investor relations. Prior to Western Digital, Mr. Leonetti served as Vice President, Finance – Global Commercial Organization at Amgen, Inc., where he facilitated the implementation of worldwide product development and commercial strategies. From 1997 to 2011, Mr. Leonetti served in various senior finance positions with increasing responsibility at Dell Inc., including most recently as Vice President, Finance. Prior to Dell Inc., Mr. Leonetti served in various worldwide finance capacities with Lex Rac Service plc and the Gillette Company. He received his MBA from the Institute of Business Management, Grenoble (I.A.E.), France and is a Chartered Certified Accountant obtained in England.

Colleen O’Sullivan Chief Accounting Officer Age: 50	Ms. O’Sullivan joined Zebra in 2016 as Chief Accounting Officer. Ms. O’Sullivan most recently served as Senior Vice President and Chief Financial Officer at Career Education Corporation. In addition to that position at Career Education Corporation, she held the positions of Senior Vice President, Controller and Chief Accounting Officer, and Vice President and Controller. Previously, she held various finance and accounting positions at Hewitt Associates and Sears Holdings Corporation. Earlier in her career, she held various roles in the audit practice at Arthur Andersen. Ms. O’Sullivan received a Bachelor of Science from the University of Illinois and is a certified public accountant.

Jeffrey Schmitz Senior Vice President and Chief Marketing Officer Age: 54	Mr. Schmitz joined Zebra in 2016 as its Chief Marketing Officer. Since 2009, Mr. Schmitz served in growing levels of responsibility for Spirent Communications, including general manager of Networks & Applications, chief marketing officer and, most recently, executive vice president. Prior to Spirent, Mr. Schmitz served as senior vice president of Sales and Marketing at Rivulet Communications, a medical imaging company, vice president of Marketing & Product Management at Visual Networks, and enterprise software company, and Tellabs, where he held various executive positions. He holds a B.S. degree in electrical engineering from Marquette University and a M.S. degree in computer science from the Illinois Institute of Technology.

Michael H. Terzich Senior Vice President, Chief Administrative Officer Age: 56	Mr. Terzich joined Zebra in 1992 and currently serves as Zebra’s Chief Administrative Officer. Prior to his current position, he served as Senior Vice President, Global Sales and Marketing from 2011 to 2014 and as Senior Vice President, Global Sales and Marketing of our Specialty Printer Group from 2006 to 2011. From 2003 until 2006 he served as Zebra’s Senior Vice President, Office of the CEO, and from 2001 until 2003, as Vice President and General Manager, Tabletop and Specialty Printers. Prior to 2001, Mr. Terzich held a variety of positions of increasing responsibility including Vice President and General Manager, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services. Mr. Terzich earned his B.S. degree in Marketing from the University of Illinois - Chicago and an MBA from Loyola University of Chicago.

The Board of Directors approves the appointment of Zebra’s executive officers. There are no family relationships among any of our directors or executive officers.

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Ownership of Our Common Stock

This table shows how many shares of our common stock certain individuals and entities beneficially owned on March 23, 2018, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our directors, (3) the named executive officers and (4) all directors and executive officers as a group. A person has beneficial ownership over shares if the person has sole or shared voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each individual or entity included in the table below has sole voting and investment power over the shares, except as described below.

Name and Address	Number		% of Shares(1)
More than 5% Stockholders
The Vanguard Group, Inc.	4,895,379	(2)	9.2%
Capital Research Global Investors	4,474,144	(3)	8.4%
Blackrock, Inc.	4,454,850	(4)	8.3%
Directors and Executive Officers
Anders Gustafsson	691,235	(5)	1.3%
Chirantan J. Desai	3,762		*
Richard L. Keyser	54,740	(5)	*
Andrew K. Ludwick	58,608	(5)	*
Ross W. Manire	27,432		*
Frank Modruson	14,096		*
Janice Roberts	10,661		*
Michael A. Smith	70,422	(5)	*
William Burns	44,780	(5)	*
Hugh K. Gagnier	49,674	(5)	*
Joachim Heel	56,349	(5)	*
Olivier Leonetti	24,951	(5)	*
All Executive Officers and Directors as a group (17 persons)	1,241,781	(5)	2.3%
*	Less than one percent.

(1)	Based on 53,360,729 shares of common stock outstanding on March 23, 2018.

(2)	The Vanguard Group, Inc. is an investment advisor located at 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. According to Amendment No. 6 to its Schedule 13G filed on February 7, 2018, as of December 31, 2017, Vanguard had sole voting power with respect to 29,186 shares, sole dispositive power with respect to 4,862,447 shares, and shared dispositive power with respect to 32,932 shares.

(3)	Capital Research Global Investors is an investment advisor located at 333 South Hope Street, Los Angeles, California 90071. According to Amendment No. 2 to its Schedule 13G filed on February 7, 2018, as of December 31, 2017, Capital Research had sole voting and investment power as to all shares listed in the table.

(4)	Blackrock, Inc. is a holding company located at 55 East 52nd Street, New York, New York 10055. According to Amendment No. 6 to its Schedule 13G filed on January 23, 2018, as of December 31, 2017, Blackrock had sole voting power with respect to 4,228,635 shares and dispositive power as to all shares listed in the table.

(5)	Includes shares of common stock that may be acquired by May 22, 2018 upon exercise of stock options and stock appreciation rights as follows: Mr. Gustafsson – 328,165 shares; Mr. Keyser – 19,240 shares; Mr. Ludwick – 19,240 shares; Mr. Smith – 11,240 shares; Mr. Burns – 10,062 shares; Mr. Gagnier – 8,525 shares; Mr. Heel – 15,657 shares; Mr. Leonetti – 3,867 shares; and directors and executive officers as a group – 445,892.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten percent stockholders to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. To our knowledge, all required reports were filed in a timely manner.

Stockholder Proposals and Other Business

We expect the 2019 Annual Meeting of Stockholders to be held on or about May 16, 2019. To be considered for inclusion in our proxy materials for the 2019 Annual Meeting, a stockholder proposal must be received at our principal executive offices at Three Overlook Point, Lincolnshire, Illinois 60069 by December 6, 2018. In addition, our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. A stockholder proposal or nomination intended to be brought before the 2019 annual meeting must be delivered to the Corporate Secretary no earlier than January 5, 2019, and no later than February 4, 2019. All proposals and nominations should be directed to our Corporate Secretary, Zebra Technologies Corporation, Three Overlook Point, Lincolnshire, Illinois 60069.

The Board and our management have not received notice of and are not aware of any business to come before the 2017 annual meeting other than the proposals we refer to in this proxy statement. If any other matter comes before the annual meeting, the proxies will use their judgment in voting the proxies.

We have made our 2017 Annual Report to Stockholders available in connection with this proxy solicitation, which includes our Annual Report on Form 10-K. If you would like another copy of our 10-K, excluding certain exhibits, please contact the Chief Financial Officer at the following address: Zebra Technologies Corporation, Three Overlook Point, Lincolnshire, Illinois 60069.

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Exhibit A	Zebra Technologies Corporation 2018 Long-Term Incentive Plan

Section 1	Establishment and Purpose

1.1	Establishment. This Plan shall be submitted to the stockholders of Zebra Technologies Corporation, a Delaware corporation (“Zebra”), for approval at the 2018 annual meeting of stockholders and, if approved by majority of the votes cast affirmatively or negatively by the holders of the shares of Class A Common Stock, par value $0.01 per share, of Zebra (“Common Stock”) present in person or represented by proxy at such meeting, shall become effective on the date of such approval. The Plan shall terminate on the tenth anniversary of the effective date of the Plan, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to termination. In the event that the Plan is not approved by the stockholders of Zebra, the Plan shall be null and void. The Plan supersedes and replaces the Zebra Technologies Corporation 2015 Long-Term Compensation Plan (the “Prior Plan”), except that the Prior Plan shall remain in effect with respect to outstanding awards under the Prior Plan until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with their terms.

1.2.	Purposes. The purposes of the Plan are to align participants’ long-term compensation with the interests of Zebra and its stockholders and to attract, retain, motivate and reward key personnel. To accomplish the foregoing, the Plan provides that Zebra may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Shares or Performance Units.

Section 2	Definitions

2.1.	“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Shares or Performance Units.

2.2.	“Award Agreement” means either: (a) a written or electronic agreement between Zebra and a Participant that sets forth the terms and conditions of an Award, and is a condition to the grant of an Award or (b) a written or electronic statement issued by Zebra describing the terms and conditions of an Award.

2.3.	“Board” means the Board of Directors of Zebra.

2.4.	“Cause” means, unless otherwise provided for in the Award Agreement, as determined by Zebra, in its sole discretion, termination of the Participant’s employment with Zebra and its Subsidiaries because of the Participant’s: (a) material breach of an Award Agreement or of any other agreement to which the Participant and Zebra or a Subsidiary are parties, as determined by Zebra in good faith; (b) material violation of Zebra policy, regardless of whether within or outside of his or her authority; (c) willful or intentional misconduct, gross negligence, or dishonest, fraudulent, or unethical behavior, or other conduct involving serious moral turpitude, in the performance of Participant’s duties; (d) dishonesty, theft or conviction of any crime or offense involving money or property of Zebra or any Subsidiary; (e) breach of any fiduciary duty owing to Zebra or any Subsidiary; (f) unauthorized disclosure or dissemination of confidential information; or (g) conduct that is, or could reasonably be expected to be, materially harmful to Zebra or any of its Subsidiaries, as determined by Zebra in good faith.

2.5.	“Change in Control” means, unless the Committee provides otherwise in the Award Agreement, the occurrence of any of the following events:

(a)	the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of Zebra entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from Zebra (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired

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directly from Zebra), (B) any acquisition by Zebra, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; provided, further, that for purposes of clause (B), if any Person (other than Zebra or any employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by Zebra, and such Person shall, after such acquisition by Zebra, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of Zebra subsequent to the date hereof whose election, or nomination for election by Zebra’s stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of Zebra as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board or who was initially elected as a director of Zebra and whose election was opposed by the Incumbent Board;

(c)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Zebra (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns Zebra or all or substantially all of Zebra’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: Zebra; any employee benefit plan (or related trust) sponsored or maintained by Zebra or any entity controlled by Zebra; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

(d)	the consummation of a plan of complete liquidation or dissolution of Zebra.

2.6.	“Code” means the Internal Revenue Code of 1986, as amended.

2.7.	“Common Stock” has the meaning set forth in Section 1.1.

2.8.	“Committee” means the Compensation Committee of the Board.
2.9.	“Director” means any individual who is a member of the Board.

2.10.	“Disability” means, unless otherwise provided for in the Award Agreement, (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by Zebra or a Subsidiary in which the Employee participates and (ii) in the case of a Director or consultant, the inability of the Director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by Zebra, based upon medical evidence.

2.11.	“Employee” means any employee of Zebra or any Subsidiary.

2.12.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13.	“Fair Market Value” means the closing price of the Shares on a national securities exchange on the date as of which such value is being determined or on the immediately preceding date for which transactions were reported; provided, however, that Fair Market Value may be determined by Zebra by whatever means or method as Zebra, in the good faith exercise of its discretion, shall at

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such time deem appropriate; provided, further, that no method of determining Fair Market Value will be used with respect to an Option or SAR if such method would cause the Option or SAR to constitute a form of nonqualified deferred compensation subject to Section 409A of the Code.

2.14.	“Good Reason” means, unless otherwise provided for in the Award Agreement, termination of the Participant’s employment with Zebra and its Subsidiaries because of resignation by the Participant for any of the following reasons: (a) a demotion of the Participant to a lesser position (including a material diminution in the status of the Participant’s responsibilities, authorities, powers or duties taken as a whole) or assignment to the Participant of any duties materially inconsistent with the status and responsibilities of the Participant’s position; (b) a material breach of any provision of the Participant’s employment agreement, if any, by Zebra or its Subsidiaries and Zebra’s failure to cure such breach within fifteen (15) business days after receipt of written notice from the Participant to the Chief Administrative Officer or other person responsible for Human Resources specifying in reasonable detail the nature of the breach; or (c) a decrease in base salary at the rate in effect on the date of grant of the Award, but only if the Participant terminates his or her employment within ten (10) business days after the effective date of the decrease. If the Participant fails to terminate his or her employment within ten (10) business days after the effective date of a decrease, a termination shall not constitute termination of employment by the Participant for Good Reason.
2.15.	“Incentive Stock Option” or “ISO” means a right to purchase Shares pursuant to terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Section 422 of the Code.
2.16.	“Incumbent Board” has the meaning set forth in Section 2.5(b).
2.17.	“Non-Employee Director” means any individual who serves as a member of the Board and who is not an employee of the Zebra or any of its Subsidiaries.
2.18.	“Non-Tandem SAR” means an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Stock or RSUs), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
2.19.	“Nonqualified Stock Option” or “NQSO” means a right to purchase Shares which is not an Incentive Stock Option.
2.20.	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.21.	“Option Price” means the per share purchase price of a Share pursuant to an Option.
2.22.	“Outstanding Common Stock” has the meaning set forth in Section 2.5(a).
2.23.	“Outstanding Voting Securities” has the meaning set forth in Section 2.5(a).
2.24.	“Participant” means an Employee, Director or consultant who holds an outstanding Award under the Plan, and includes former Employees, Directors or consultants who have certain post-termination rights pursuant to an Award.
2.25.	“Performance Award” means a right, contingent upon the attainment of Performance Target(s) with respect to one or more Performance Goals within a Performance Period, to receive an amount in cash that has an initial value specified in the Award Agreement.
2.26.	“Performance Goal” means one or more goals or measures established by the Committee with a related Performance Target for a Performance Period.
2.27.	“Performance Period” means the time period during which Performance Targets must be achieved with respect to an Award.
2.28.	“Performance Target” means, with respect to a Performance Goal, the target(s) established by the Committee for a Performance Period.
2.29.	“Performance Share” means a right, contingent upon the attainment of Performance Target(s) with respect to one or more Performance Goals within a Performance Period, to receive one Share (which may be Restricted Stock or RSUs), or in lieu of all or a portion thereof, the Fair Market Value of a Share in cash.
2.30.	“Performance Unit” means a right, contingent upon the attainment of Performance Target(s) with respect to one or more Performance Goals within a Performance Period, to receive an amount that has an initial value equal to the Fair Market Value of a Share on the grant date, which amount may be paid in a Share (which may be Restricted Stock or RSUs), or in lieu of all or a portion thereof, the Fair Market Value of a Share in cash.
2.31.	“Person” has the meaning set forth in Section 2.5(a).
2.32.	“Plan” means the 2018 Zebra Technologies Corporation Long-Term Incentive Plan.
2.33.	“Prior Plan” has the meaning set forth in Section 1.1.
2.34.	“Retirement” has the meaning, if any, set forth in an Award Agreement.
2.35.	“Restricted Stock” means issued and outstanding Shares that are subject to a Vesting Period.
2.36.	“Restricted Stock Unit” or “RSU” means a right to receive one Share, or in lieu of all or a portion thereof, the Fair Market Value of a Share in cash, that is subject to a Vesting Period.
2.37.	“Share” or “Shares” means shares of Class A common stock of Zebra, par value $.01.
2.38.	“Stock Appreciation Right” or “SAR” means a Tandem SAR or a Non-Tandem SAR.

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2.39.	“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which Zebra is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.
2.40.	“Tandem SAR” means an SAR that is granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, Shares (which may be Restricted Stock or RSUs), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.
2.41.	“Vesting Period” means the period during which the Shares of Restricted Stock or RSUs subject to an Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, as specified in the applicable Award Agreement.
2.42.	“Zebra” has the meaning set forth in Section 1.1.
Section 3	Administration
3.1.	Plan Administration and Committee Membership. The Committee shall administer the Plan. The Committee shall consist of not less than two Directors who are both non-employee directors of Zebra within the meaning of Rule 16b-3 of the Exchange Act. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-employee directors and for approving, after receiving the recommendation of the Committee, awards to the Chief Executive Officer.
3.2.

Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or By-laws of Zebra, the Committee shall have full power to select Employees, Directors, and consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards, including the form, amount and timing of each Award and, if applicable, the number of Shares, Options, SARs, Restricted Stock, RSUs, Performance Units and Performance Shares subject to an Award, the exercise price or base price associated with the Award, the time and conditions of vesting, exercise or settlement of the Award and all other terms and conditions of the Award, including, without limitation, the form of the Award Agreement; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All determinations and decisions made by the Committee and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including Zebra, its stockholders, Employees, Participants, and their estates and beneficiaries.

To the extent permitted by applicable law, including, without limitation, Section 157(c) of the General Corporation Law of the State of Delaware, the Committee may delegate some or all of its authority hereunder to the Board or the Chief Executive Officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Board or the Chief Executive Officer with regard to an executive officer or who, in the Committee’s judgment, is likely to be an executive officer at any time during the period an Award to such officer would be outstanding or (ii) delegate its power and authority to the Chief Executive Officer with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.
Section 4	Shares Subject to the Plan and Maximum Awards
4.1.	Shares Available for Awards.
(a)	The Shares available for Awards may be either authorized and unissued Shares or Shares issued and re-acquired by Zebra. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which any Awards may be granted shall not exceed 3,800,000 Shares; provided, however, that the number of Shares that may be subject to an ISO shall not exceed 1,000,000, in each case subject to adjustment as provided in Section 4.3.
(b)	In the case of any Award granted in substitution for an award of a company or business acquired by Zebra or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of Zebra’s assumption of the plan or arrangement of the acquired company or business.

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4.2.	Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in the Plan, the value of all Awards granted under this Plan to any Non-Employee Director in any calendar year shall not exceed $400,000 (excluding any Awards granted to any Non-Employee Director in connection with his or her initial appointment or election to the Board). For purposes of this limitation, the value of any equity-based Award shall be the Fair Market Value.
4.3.	Adjustments in Authorized Shares. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of securities available under the Plan, the maximum number of securities available for Awards, the number and class of securities subject to each outstanding Award and, if applicable, the purchase price per security, the maximum number of securities with respect to which Awards may be granted during any calendar year to any person, the terms of each outstanding Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, conclusive and binding. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, Zebra shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such Award.
Section 5	Eligibility and Participation
5.1.	Eligibility. Persons eligible to participate in the Plan include current and future Employees (including officers), Directors and consultants of Zebra and its Subsidiaries, as determined by the Committee.
5.2.	Participation. Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, Directors and consultants of Zebra and any Subsidiary to whom Awards shall be granted.
Section 6	Stock Options and Stock Appreciation Rights
6.1.	Grants of Options and SARs. Options and SARs may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion. Each Option, or portion thereof, that is not an ISO shall be an NQSO. An ISO may not be granted to any person who is not an employee of Zebra or any parent or subsidiary (as defined in Section 424 of the Code). Each ISO shall be granted within ten years of the date the Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of Zebra, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute NQSOs. Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs may be granted.
6.2.	Option Price and Base Price. The Award Agreement shall set forth the Option Price or base price for each Option or SAR; provided, that the Option Price shall not be less than 100% of the Fair Market Value on the grant date, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of Zebra or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.
6.3.	Term. Each Option or SAR granted to a Participant shall expire at such time as set forth in the Award Agreement, but in no event shall be exercisable later than the 10th anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of Zebra or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.
6.4.	Exercise of Options and SARs. Options and SARs shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each Award or for each Participant. Options and SARs shall be exercised by the delivery of a written, electronic or other notice of exercise to Zebra, setting forth the number of Shares with respect to which the Option or SAR is to be exercised, accompanied in the case of Options by full payment for the Shares as set forth in Section 6.7. The payment by Zebra to the Participant upon an SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement. If an Award Agreement does not specify the time or times

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at which the Option or SAR shall become exercisable, the Option or SAR shall become exercisable by the Participant (i) to a maximum cumulative extent of one-third of the Shares or SARs (rounded down to the nearest whole) covered by the Option or SAR on the first anniversary of the grant date, and (ii) to a maximum cumulative extent of two-thirds of the Shares or SARs (rounded down to the nearest whole) covered by the Option or SAR on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares or SARs covered by the Option or SAR on the third anniversary of the grant date.
6.5.	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercise; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
6.6.	Exercise of Non-Tandem SARs. SARs may be exercised upon the terms and conditions set forth in the Award Agreement. Upon exercise, a Participant shall be entitled to receive payment from Zebra in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the base price by (b) the number of Shares with respect to which the SAR is exercised.
6.7.	Option Price Payment. The Option Price upon exercise of any Option shall be payable to Zebra in full either: (a) in cash, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) a combination (i) and (ii), or (d) in cash by a broker-dealer acceptable to Zebra to whom the holder of the Option has submitted an irrevocable notice of exercise.

Any fraction of a Share which would be required to pay the Option Price shall be disregarded and the remaining amount due shall be paid in cash. No book-entry record or certificate representing Shares shall be made or delivered until the full Option Price and any withholding taxes have been paid (or arrangement made for such payment to Zebra’s satisfaction).

6.8.	Termination of Employment, Service as a Director, or Consulting Arrangement. The Award Agreement shall set forth the extent to which a Participant shall have the right to exercise the Option or SAR following termination of employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries. Such provisions need not be uniform among Options or SARs, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 9.8, in the event that an Award Agreement does not set forth such provisions, the following provisions shall apply:
(a)	Death or Disability. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra and/or any Subsidiary terminates by reason of death or Disability, to the extent that the Option or SAR is not exercisable, all Shares covered by the Option or SAR shall immediately become fully exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the Option or SAR, or (ii) 12 months after the date of termination.
(b)	Retirement; Termination other than for Cause. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra and/ or any Subsidiary terminates by reason of Retirement or by the Company or any Subsidiary other than for Cause, a prorata portion of the Option or SAR, minus the number of Options or SARs that vested prior to the date of Retirement or termination other than for Cause, shall immediately become fully exercisable and shall remain exercisable until the earlier of (i) in the case of Retirement, (A) the remainder of the term of the Option or SAR, or (B) 12 months after the date of termination, and (ii) in the case of termination other than for Cause, (A) the remainder of the term of the Option or SAR, or (B) ninety (90) days after the date of termination.
(c)	Termination for Cause. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra and/or any Subsidiary terminates for Cause, all Options or SARs shall expire immediately and all rights thereunder shall cease upon termination.
(d)	Other Termination. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra terminates for any reason other than death, Disability, or for Cause, all then exercisable Options or SARs shall remain exercisable from the date of termination until the earlier of (i) the remainder of the term of the Option or SAR, or (ii) 90 days after the date of termination. Such Options or SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unexercisable Options or SARs shall be forfeited.

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Section 7	Restricted Stock and Restricted Stock Units
7.1.	Grant of Restricted Stock and Restricted Stock Units. Restricted Stock Awards and RSU Awards may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion. If the Award Agreement does not set forth a Vesting Period, the transfer and any other restrictions shall lapse (i) to a maximum cumulative extent of one-third of the Shares or RSUs (rounded to the nearest whole) covered by the Award on the first anniversary of the grant date, (ii) to a maximum cumulative extent of two-thirds of the Shares or RSUs (rounded to the nearest whole) covered by the Award on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares or RSUs covered by the Award on the third anniversary of the grant date.
7.2.	Restrictions. Subject to Section 9.1, such other conditions and/or restrictions on any Shares of Restricted Stock or RSUs may be imposed as set forth in the Award Agreement, including without limitation, a requirement that Participants pay a purchase price for each Share of Restricted Stock or RSU, restrictions based upon the achievement of Performance Targets with respect to one or more Performance Goals (company-wide, subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the Performance Targets, sales restrictions under applicable stockholder agreements or similar agreements, and/or restrictions under applicable federal or state securities laws.
7.3.	Voting Rights, Dividends and Other Distributions. Unless otherwise set forth in the Award Agreement, Participants to whom Shares of Restricted Stock have been granted may exercise full voting rights with respect to those Shares during the Vesting Period and shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Vesting Period. The Award Agreement may contain restrictions on the dividends and other distributions.
7.4.	Termination of Employment, Service as a Director, or Consulting Arrangement. The Award Agreement shall set forth the extent to which a Participant shall have the right to receive or settle unvested Shares of Restricted Stock or RSUs following termination of employment, service as a Director, or consulting arrangement with Zebra and/ or its Subsidiaries. Such provisions need not be uniform among Restricted Stock Awards and RSU Awards, and may reflect distinctions based on the reasons for termination of employment including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 9.8, in the event that an Award Agreement does not set forth such provisions, the following provisions shall apply:
(a)	Death or Disability. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated due to death or Disability, all Shares of Restricted Stock and RSUs shall immediately become fully vested on the date of termination and any restrictions shall lapse.
(b)	Retirement; Termination by the Company other than for Cause. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated due to Retirement or termination other than for Cause, a pro rata portion of all Shares of Restricted Stock and RSUs, minus the number of Shares of Restricted Stock and RSUs that vested prior to the date of Retirement or termination other than for Cause, shall immediately become fully vested on the date of termination and any restrictions shall lapse.
(c)	Other Termination. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated for any reason other than death or Disability, all Shares of Restricted Stock and RSUs that are unvested at the date of termination shall be forfeited.
Section 8	Performance Awards, Performance Units and Performance Shares
8.1.	Grant of Performance Awards, Performance Units and Performance Shares. Performance Awards, Performance Units and Performance Shares may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion.
8.2.	Termination of Employment, Service as a Director or Consulting Arrangement. The Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for Performance Awards, Performance Units and/or Performance Shares following termination of the Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries. Such provisions need not be uniform among Performance Awards, Performance Unit Awards and Performance Share Awards, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 9.8, in the event that an Award Agreement does not set forth such provisions, the following provisions shall apply:

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(a)	Death or Disability. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated during a Performance Period, or prior to the date of the payment of the Performance Award, Performance Unit and/or Performance Share Award, due to death or Disability, the Participant shall receive the greater of the banked number of Performance Awards, Performance Units and/or Performance Shares and the number of Performance Awards, Performance Units, and/or Performance Shares determined based on the GAAP vesting percentage used by the Company.
(b)	Retirement, Termination other than for Cause. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/ or its Subsidiaries is terminated during a Performance Period, or prior to the date of the payment of the Performance Award, Performance Unit and/or Performance Share Award, due to Retirement or by the Company for a reason other than for Cause, the Participant shall receive the prorated portion of the greater of any banked number of Performance Awards, Performance Units and/or Performance Shares and the number of Performance Awards, Performance Units, and/or Performance Shares determined based on the GAAP vesting percentage used by the Company.
(c)	Other Termination. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated during a Performance Period, or prior to the date of the payment of the Performance Award, Performance Unit and/or Performance Share Award, for any reason other than a reason set forth in Section 8.2(a) or (b), all Performance Awards, Performance Unit Awards and Performance Share Awards shall be forfeited.
Section 9	General
9.1	Performance Goals. The Performance Goals and Performance Targets to be used for purposes of grants of Performance Awards shall be established by the Committee or Board in writing, shall be objectively measurable and shall be stated in terms of the attainment of specified levels of, percentage changes in, or relative performance against, any one or more of any performance measure, including, but not limited to the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; adjusted earnings before interest, taxes, depreciation, and/or amortization; pretax income; adjusted pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual Performance Goal which is measured solely in terms of quantitative targets related to Zebra or Zebra’s business, or any combination thereof. In addition, Performance Goals and Performance Targets may be based on one or more business criteria, one or more business units or divisions of Zebra or the applicable sector, or Zebra as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Target need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Performance Targets for any Performance Period may be measured on an absolute basis or in relation to a peer group or an index. The Committee shall have the sole discretion to determine the degree of attainment of the Performance Targets.
9.2.	Non-Transferability of Awards. All ISOs granted to a Participant shall be exercisable during his or her lifetime only by the Participant. Unless otherwise specified in the Agreement relating to an Award, no Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Zebra. Except to the extent permitted by the foregoing sentence or the Agreement relating to an Award, each Award may be exercised or settled during the Participant’s lifetime only by the Participant or the Participant’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an Award, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.
9.3	Beneficiary Designation. If permitted by Zebra, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Zebra, and will be effective only when filed by the Participant in writing with Zebra’s Human Resources Department during the Participant’s lifetime. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Option and SAR hereunder held by such Participant, to the extent exercisable, may be exercised by such Participant’s executor, administrator, legal representative or similar person. In the absence of any such

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designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
9.4	Deferrals; Compliance with Section 409A. The Committee, in its sole discretion, may include in an Award Agreement provisions that permit a Participant to defer receipt of payment of cash or delivery of Shares that would otherwise be due to such Participant upon the exercise, lapse or waiver of restrictions, or satisfaction of any requirements, goal or target with respect to such Award. Such deferral provisions shall be consistent with Section 409A of the Code and applicable regulations and shall be made in accordance with such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between Zebra and the Participant or in any deferred compensation plan maintained by Zebra.
9.5.	No Guarantee of Employment or Service or Right to Participate. Nothing in the Plan shall interfere with or limit in any way the right of Zebra to terminate any Participant’s employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with Zebra or any Subsidiary. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among Zebra and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by Zebra shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof.

Except as otherwise provided in an Award Agreement, conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall not result in termination of previously granted Awards. No Employee, Director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

9.6.	Right of Setoff. Zebra or any Subsidiary may, to the extent permitted by applicable law and which would not trigger tax under Section 409A of the Code, deduct from and set off against any amounts Zebra or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to Zebra, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section.
9.7	Section 83(b) Election. No election under Section 83(b) of the Code to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify Zebra of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
9.8.	Change in Control.
(a)	Notwithstanding any provision in the Plan or any Award Agreement, in the event of a Change in Control pursuant to Section 2.5(c) or (d) in connection with which (i) holders of Shares receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act (disregarding the payment of cash in lieu of fractional shares) and (ii) outstanding Options, SARs, Restricted Stock Awards and RSU Awards are assumed or provision is made for the continuation of outstanding Options, SARs, Restricted Stock Awards and RSU Awards after the Change in Control, then, subject to Section 4.3, all outstanding Options, SARs, Restricted Stock Awards and RSU Awards shall continue in accordance with their terms and there shall be substituted for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control; provided, however, in the event of any such substitution, the purchase price per share in the case of an Option and the base price in the case of a SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price; provided, further, that in the event a Participant’s employment with Zebra and its Subsidiaries is terminated by the Participant for Good Reason or by Zebra or any Subsidiary without Cause on or after the date of such Change in Control, then all outstanding Options and SARs held by the Participant under the Plan shall become exercisable in full as of the effective date of the termination of employment and, along with any then unexercised portions of such Options and SARs, shall remain exercisable through the remaining term of such Options and SARs, as applicable, and all outstanding Restricted Stock Awards and RSU Awards held by the Participant under the Plan shall become fully vested as of the effective date of the termination of employment and the remainder of any Vesting Period relating to such Restricted Stock Awards and RSU Awards shall lapse; provided, further, that upon the occurrence of such Change in Control the Performance Periods applicable to all outstanding Awards shall lapse

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and the Performance Goals applicable to such Awards shall be deemed to be satisfied at the amount of such Award that is payable or earned upon satisfaction, or banked or accrued under generally accepted accounting principles as an estimate of satisfaction of, the applicable Performance Goals and, along with any then unexercised portion(s) of any such Options and SARs as to which a Performance Period lapses, shall remain exercisable through the remaining terms of such Options and SARs, as applicable.

(b)	Notwithstanding any provision in the Plan or any Award Agreement and unless otherwise provided in a Participant’s employment or other agreement, in the event of a Change in Control pursuant to Section 2.5(a) or (b), or in the event of a Change in Control pursuant to Section 2.5(c) or (d) in connection with which (i) holders of Shares do not receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act or (ii) outstanding Options and SARs are not assumed or provision is not made for the continuation of outstanding Options and SARs after the Change in Control, each outstanding Award shall be surrendered to Zebra by the holder thereof, and each such Award shall immediately be canceled by Zebra, and the holder shall receive, within ten days of the occurrence of such Change in Control, a cash payment from Zebra (or any successor) in an amount equal to (i) in the case of an Option, the number of Shares then subject to such Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, over the Option Price per Share subject to the Option, (ii) in the case of a Non-Tandem SAR, the number of Shares then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest price per Share offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award, RSU Award, Performance Unit Award or Performance Share Award, the number of Shares, number of units or number of Performance Shares, as the case may be, then subject to such Award, multiplied by the greater of (A) the highest per Share price offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, and (iv) in the case of a Performance Award, the amount of such Award that is payable or earned upon satisfaction of, or banked or accrued under generally accepted accounting principles as an estimate of satisfaction of, the applicable Performance Goals. In the event of such Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related Option. Zebra may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.
9.9.	Amendment, Modification, and Termination. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to Zebra’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided, further, that, without the consent of an affected Participant, no Board or Committee action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is determined by the Board or Committee in good faith to be necessary to comply with any applicable law, regulation or rule (including Section 409A of the Code). Subject to the preceding sentence, the Committee may waive or modify any term of an Award to the extent that the terms of the Award Agreement, taking the waiver or modification into account, would have been permissible if included in the original Award Agreement, but shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.
9.10.	Tax Withholding. Zebra shall have the power and the right to deduct or withhold, or require a Participant to remit to Zebra, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or RSUs, upon the satisfaction of Performance Targets, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of Zebra, to satisfy the withholding requirement, in whole or in part, by having Zebra withhold Shares having a Fair Market Value on the date the tax is to be determined in an amount that does not exceed the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that Zebra deems appropriate.
9.11.	Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any

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such Participant any rights that are greater than those of a general creditor of Zebra; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet Zebra’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
9.12	Forfeitures; Fractional Shares. Unless otherwise determined by Zebra, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. Zebra shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
9.13.	No Repricing of Options or Stock Appreciation Rights. Notwithstanding anything in this Plan to the contrary and subject to Section 4.3, the terms of outstanding Options or SARs may not be amended to reduce the exercise price or base price, as the case may be, and no Option or SAR shall be canceled in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Option or SAR without the approval of a majority of the votes cast affirmatively or negatively by the holders of the Shares present in person or represented by proxy at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an Award, as the case may be, is considered for approval.
9.14.	Awards to Participants Outside the United States. The Committee may modify the terms of any Award made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
9.15.	Successors. All obligations of Zebra under the Plan with respect to Awards shall be binding on any successor to Zebra, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of Zebra or otherwise.
9.16.	Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

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ZEBRA TECHNOLOGIES CORPORATION 3 OVERLOOK POINT LINCOLNSHIRE, IL 60069

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information prior to 11:59 PM Eastern Time on May 16, 2018. Please have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Zebra in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions prior to 11:59 PM Eastern Time on May 16, 2018. Please have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E41713-P04397	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ZEBRA TECHNOLOGIES CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote “FOR” the following:	☐	☐	☐

1. Election of Directors

Nominees:
Class III term to expire 2021

01) Chirantan Desai
02) Richard L. Keyser
03) Ross W. Manire

The Board of Directors recommends that you vote “FOR” the following proposal:				For	Against	Abstain

2. Proposal to approve, by non-binding vote, compensation of named executive officers.				☐	☐	☐

The Board of Directors recommends that you vote “FOR” the following proposal:				For	Against	Abstain

3. Proposal to approve the 2018 Long-Term Incentive Plan.				☐	☐	☐

The Board of Directors recommends that you vote “FOR” the following proposal:				For	Against	Abstain

4. Ratify the appointment of Ernst & Young LLP as our independent auditors for 2018.				☐	☐	☐

For address changes and/or comments, mark here. ☐ (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Please do not vote by more than one method. Your vote last received will be your official vote. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2018:

Zebra’s Proxy Statement for the 2018 Annual Meeting of Stockholders and the Annual Report to Stockholders
for the year ended December 31, 2017, are available at: https://materials.proxyvote.com/989207.

E41714-P04397

ZEBRA TECHNOLOGIES CORPORATION

Revocable Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2018, AND AT ANY ADJOURNMENT THEREOF.

The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation, hereby appoints Michael Steele and Jim L. Kaput as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Zebra headquarters building at 3 Overlook Point, Lincolnshire, Illinois in the main floor conference room, on Thursday, May 17, 2018, at 10:30 a.m., Central Time, or any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned.

NOTE: The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the nominees for director, and “FOR” proposals 2, 3 and 4 in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. This Proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Zebra prior to the meeting or by filing with the Secretary of Zebra prior to the meeting, a later-dated Proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of Zebra on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Zebra called for May 17, 2018, and of the Proxy Statement for the Annual Meeting prior to the signing of this Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on May 17, 2018.

Zebra’s Proxy Statement for the 2018 Annual Meeting of Stockholders and the Annual Report to
Stockholders for the year ended December 31, 2017, are available at: https://materials.proxyvote.com/989207.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued on reverse side)